                                                                     EXHIBIT 2.1

================================================================================

                            ASSET PURCHASE AGREEMENT

                         dated as of September 24, 2004

                                  by and among

                            TANGO ACQUISITION, INC.,
                             DAVE & BUSTER'S, INC.,
                          JBC ACQUISITION CORPORATION,
                           GEMINI INVESTORS III, L.P.,

                                       and

                     JILLIAN'S ENTERTAINMENT HOLDINGS, INC.
                       JILLIAN'S ENTERTAINMENT CORPORATION
                     JILLIAN'S BILLIARD CAFE OF AKRON, INC.
            JILLIAN'S BILLIARD CAFE OF COLUMBIA, SOUTH CAROLINA, INC.
            JILLIAN'S BILLIARD CAFE OF RALEIGH, NORTH CAROLINA, INC.
                 JILLIAN'S BILLIARD CLUB OF CHARLOTTE, NC, INC.
              JILLIAN'S BILLIARD CLUB OF LOUISVILLE, KENTUCKY, INC.
                 JILLIAN'S BILLIARD CLUB OF MANCHESTER, NH, INC.
                    JILLIAN'S BILLIARD CLUB OF PASADENA, INC.
                    JILLIAN'S BILLIARD CLUB OF SEATTLE, INC.
                       JILLIAN'S MANAGEMENT COMPANY, INC.
                         JILLIAN'S OF ARUNDEL, MD, INC.
                     JILLIAN'S OF CHAMPAIGN-URBANA, IL, L.P.
                   JILLIAN'S BILLIARD CLUB OF CLEVELAND, INC.
        JILLIAN'S BILLIARD CLUB OF CLEVELAND HEIGHTS LIMITED PARTNERSHIP
                          JILLIAN'S OF ALBANY, NY, INC.
                         JILLIAN'S OF CONCORD, NC, INC.
                     JILLIAN'S OF COVINGTON, KENTUCKY, INC.
                       JILLIAN'S OF FARMINGDALE, NY, INC.
                         JILLIAN'S OF FRANKLIN, PA, INC.
                         JILLIAN'S OF GWINNETT, GA, INC.
                        JILLIAN'S OF HOLLYWOOD, CA, INC.
                         JILLIAN'S OF HOUSTON, TX, INC.
                       JILLIAN'S OF INDIANAPOLIS, IN, INC.
                           JILLIAN'S OF KATY, TX, INC.
                       JILLIAN'S OF MINNEAPOLIS, MN, INC.
                        JILLIAN'S OF NASHVILLE, TN, INC.
                          JILLIAN'S OF NORFOLK VA, INC.
                      JILLIAN'S OF SAN FRANCISCO, CA, INC.
                        JILLIAN'S OF SCOTTSDALE, AZ, INC.
                         JILLIAN'S OF WESTBURY, NY, INC.
            JILLIAN'S BILLIARD CLUB OF WORCESTER LIMITED PARTNERSHIP
                        JILLIAN'S OF YOUNGSTOWN, OH, INC.
                      JILLIAN'S VENDING LIMITED PARTNERSHIP
                               RIVER VENDING, INC.
                   JILLIAN'S AMERICA LIVE OF MINNEAPOLIS, INC.

================================================================================

                                TABLE OF CONTENTS


                                                                                                               PAGE

1.       Definitions..............................................................................................2

2.       Purchase and Sale of the Assets; Assumption of Liabilities...............................................9
         (a)      Purchased Assets................................................................................9
         (b)      Excluded Assets................................................................................12
         (c)      Assumption and Assignment......................................................................12
         (d)      Retained Liabilities...........................................................................13
         (e)      Consideration..................................................................................13
         (f)      Tax Allocation of Purchase Price...............................................................17
         (g)      Closing........................................................................................17
         (h)      Deliveries at Closing..........................................................................17

3.       Buyer Parties' Representations and Warranties...........................................................17
         (a)      Organization of Buyer Party....................................................................18
         (b)      Authorization of Transaction...................................................................18
         (c)      Noncontravention...............................................................................18
         (d)      Brokers' Fees..................................................................................18
         (e)      Financing......................................................................................18
         (f)      Assumed Contracts..............................................................................19

4.       Sellers' Representations and Warranties.................................................................19
         (a)      Organization, Qualification, and Corporate Power...............................................19
         (b)      Authorization of Transaction...................................................................19
         (c)      Noncontravention...............................................................................19
         (d)      Brokers' Fees..................................................................................20
         (e)      Title to and Condition of Assets...............................................................20
         (f)      Financial Statements...........................................................................20
         (g)      Events Subsequent to Most Recent Fiscal Month End..............................................20
         (h)      Legal Compliance...............................................................................20
         (i)      Tax Matters....................................................................................20
         (j)      Real Property..................................................................................21
         (k)      Assumed Contracts..............................................................................22
         (l)      Litigation.....................................................................................22
         (m)      Environmental, Health, and Safety Matters......................................................22
         (n)      Labor Matters..................................................................................22
         (o)      Employee Benefit Plans; ERISA..................................................................23
         (p)      Transferred Intellectual Property..............................................................23
         (q)      Disclaimer of Other Representations and Warranties.............................................23

5.       Pre-Closing Covenants...................................................................................23
         (a)      General........................................................................................23
         (b)      Filings........................................................................................23
         (c)      Operation of Business..........................................................................24
         (d)      Access.........................................................................................24
         (e)      Notice of Developments.........................................................................25
         (f)      Bankruptcy Court Approval and Related Matters..................................................25
         (g)      Liquor Licenses and Permits....................................................................26
         (h)      Employees and Employee Benefits................................................................27
         (i)      Gift Certificates..............................................................................28
         (j)      HSR Act Filing.................................................................................28

                                TABLE OF CONTENTS
                                   (continued)


                                                                                                               PAGE

         (k)      JBC Brand License Agreement....................................................................28

6.       Post-Closing Covenants..................................................................................28
         (a)      General........................................................................................28
         (b)      Transition Services............................................................................28
         (c)      WARN Act.......................................................................................29
         (d)      Individual Brand License Agreements............................................................29

7.       Conditions to Obligation to Close.......................................................................29
         (a)      Conditions to Buyers' Obligation...............................................................29
         (b)      Conditions to Sellers' Obligation..............................................................30
         (c)      Deliveries at Closing..........................................................................31

8.       No Survival of Representations and Warranties...........................................................31

9.       Termination.............................................................................................31
         (a)      Termination of Agreement.......................................................................31
         (b)      Effect of Termination..........................................................................33

10.      Miscellaneous...........................................................................................33
         (a)      Press Releases and Public Announcements........................................................33
         (b)      No Third-Party Beneficiaries...................................................................33
         (c)      Entire Agreement...............................................................................33
         (d)      Succession and Assignment......................................................................33
         (e)      Counterparts...................................................................................33
         (f)      Headings.......................................................................................33
         (g)      Notices........................................................................................33
         (h)      Governing Law..................................................................................35
         (i)      Amendments and Waivers.........................................................................35
         (j)      Appointment of Sellers' Representative as Attorney-in-Fact.....................................35
         (k)      Severability...................................................................................35
         (l)      Expenses.......................................................................................35
         (m)      Construction...................................................................................36
         (n)      Incorporation of Exhibits and Schedules........................................................36
         (o)      Cooperation on Tax Matters.....................................................................36
         (p)      Taxes Relating To Purchased Assets and Assumed Liabilities.....................................36
         (q)      Performance....................................................................................36

11.      Purchase of all Acquired Stores by D&B..................................................................36

                                TABLE OF CONTENTS
                                   (continued)


                                                                                          PAGE

Exhibits

Exhibit A -- Assignment and Assumption Agreement
Exhibit B -- Bill of Sale
Exhibit C -- Disclosure Schedule
Exhibit D -- Transition Services
Exhibit E -- Form of Individual Store Brand License Agreement
Exhibit F -- JBC Brand License Agreement

Schedules

Schedule 1.1(a) -- Tango Acquired Stores
Schedule 1.1(b) -- JBC Acquired Stores
Schedule 1.2 -- Assumed Contracts
Schedule 1.3 -- Equipment Leases
Schedule 1.4 -- Personal Property Acquisition and Finance Agreements
Schedule 2(a)(i)(M) -- Transferred Intellectual Property
Schedule 2(a)(iii) -- River Vending Assets
Schedule 2(a)(vi) -- Communication and Information Assets
Schedule 2(e) -- Adjusted Inventory Statement
Schedule 5(d) -- Pre-Closing Information to be provided to Buyer
Schedule 5(g) -- Allocation of Purchase Price Among the Acquired Stores

                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement (this "Agreement") is dated as of September 24, 2004, by and among Tango Acquisition, Inc., a Delaware corporation ("Tango") and a wholly owned subsidiary of Dave & Buster's, Inc., a Missouri corporation and sole stockholder of Tango ("D&B"), JBC Acquisition Corporation, a Delaware corporation ("JBC") and an affiliate of Gemini Investors III, L.P., a Delaware limited partnership ("Gemini"), Jillian's Entertainment Holdings, Inc., a Delaware corporation ("Sellers' Representative"), Jillian's Entertainment Corporation, a Florida corporation ("JEC"), and each of the following entities (collectively, the "Sellers" and each individually, a "Seller"): Jillian's Billiard Cafe of Akron, Inc., a Delaware corporation, Jillian's Billiard Cafe of Columbia, South Carolina, Inc., a Delaware corporation, Jillian's Billiard Cafe of Raleigh, North Carolina, Inc., a Delaware corporation, Jillian's Billiard Club of Charlotte, NC, Inc., a Delaware corporation, Jillian's Billiard Club of Louisville, Kentucky, Inc., a Kentucky corporation, Jillian's Billiard Club of Manchester, NH, Inc., a Delaware corporation, Jillian's Billiard Club of Pasadena, Inc., a California corporation, Jillian's Billiard Club of Seattle, Inc., a Delaware corporation, Jillian's Management Company, Inc., a Delaware corporation, Jillian's of Arundel, MD, Inc., a Delaware corporation, Jillian's of Albany, NY, Inc., a Delaware corporation, Jillian's of Champaign-Urbana, IL, L.P., an Illinois limited partnership, Jillian's Billiard Club of Cleveland Heights Limited Partnership, a Delaware limited partnership, Jillian's of Concord, NC, Inc., a Delaware corporation, Jillian's of Covington, Kentucky, Inc., a Kentucky corporation, Jillian's of Farmingdale, NY, Inc., a Delaware corporation, Jillian's of Franklin, PA, Inc., a Delaware corporation, Jillian's of Gwinnett, GA, Inc., a Delaware corporation, Jillian's of Hollywood, CA, Inc., a Delaware corporation, Jillian's of Houston, TX, Inc., a Delaware corporation, Jillian's of Indianapolis, IN, Inc., a Delaware corporation, Jillian's of Katy, TX, Inc., a Delaware corporation, Jillian's of Minneapolis, MN, Inc., a Delaware corporation, Jillian's of Nashville, TN, Inc., a Delaware corporation, Jillian's Billiard Club of Cleveland, Inc., a Delaware corporation, Jillian's of Norfolk VA, Inc., a Delaware corporation, Jillian's of San Francisco, CA, Inc., a Delaware corporation, Jillian's of Scottsdale, AZ, Inc., a Delaware corporation, Jillian's of Westbury, NY, Inc., a Delaware corporation, Jillian's Billiard Club of Worcester Limited Partnership, a Massachusetts limited partnership, Jillian's of Youngstown, OH, Inc., a Delaware corporation, Jillian's Vending Limited Partnership, a Delaware limited partnership, River Vending, Inc., a Delaware corporation, and Jillian's America Live of Minneapolis, Inc., a Delaware corporation. Buyer Parties (as defined herein) and Sellers are referred to collectively herein as the "Parties."

         WHEREAS, each of the applicable Sellers wishes to sell, transfer, convey, assign and deliver to Tango or one of its designated Subsidiaries (collectively, the "Tango Buyer Group"), in accordance with Sections 363 and 365 and the other applicable provisions of the Bankruptcy Code, all of the Purchased Assets (as hereinafter defined), together with the Assumed Liabilities (as hereinafter defined), related to the Tango Acquired Stores (as defined herein) of such Sellers upon the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, each of the applicable Sellers wishes to sell, transfer, convey, assign and deliver to JBC or one of its designated Subsidiaries (collectively, the "JBC Buyer Group"), in accordance with Sections 363 and 365 and the other applicable provisions of the Bankruptcy Code, all of the Purchased Assets (as hereinafter defined), together with the Assumed Liabilities (as hereinafter defined), related to the JBC Acquired Stores (as defined herein) of such Sellers upon the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, each Seller has filed in the United States Bankruptcy Court for the Western District of Kentucky (the "Bankruptcy Court") a voluntary petition in bankruptcy under Chapter 11 of the Bankruptcy Code (as hereinafter defined);

         WHEREAS, Buyer Parties, on behalf of the JBC Buyer Group and the Tango Buyer Group (collectively, the "Buyer Group"), wishes to purchase and take delivery of such Purchased Assets and Assumed Liabilities upon such terms and subject to such conditions;

         WHEREAS, the Purchased Assets will be sold pursuant to a Sale Order (as hereinafter defined) of the Bankruptcy Court approving such sale under Section 363 of the Bankruptcy Code and such Sale Order will include the assumption and assignment of certain executory contracts, unexpired leases and liabilities thereunder under Section 365 of the Bankruptcy Code and the terms and conditions of this Agreement; and

         WHEREAS, Tango and D&B desire to, under certain circumstances, assume the obligations of JBC hereunder;

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

         Definitions.

         "Acquired Stores" means the Tango Acquired Stores and the JBC Acquired Stores.

         "Adjusted Inventory" has the meaning set forth in Section 2(e)(ii) below.

         "Adjusted Inventory Baseline" has the meaning set forth in Section 2(e)(ii) below.

         "Adjusted Inventory Statement" has the meaning set forth in Section 2(e)(ii) below.

         "Adjustment Dispute Notice" has the meaning set forth in Section 2(e)(ix)(D) below.

         "Affiliate" means, with regard to any Person, another Person that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the referenced Person. For purposes of the definition of "Affiliate", "control", "controls" or "controlled" means the possession, direct or indirect, of the power to direct or cause the direction of the management or policies of a Person, whether though the ownership of voting securities, by contract or otherwise.

         "Affiliated Group" means any affiliated group within the meaning of Code Section 1504(a) or any similar group defined under a similar provision of state, local or foreign law.

         "Agreement" has the meaning set forth in the preface above.

         "Alternative Arrangement" has the meaning set forth in Section 5(g) below.

         "Ancillary Agreements" means each of the Assignment and Assumption Agreement, the Bill of Sale, the Escrow Agreement, the agreements effecting the transfer of the Transferred Intellectual Property, including any exhibits, schedules, attachments, tables or other appendices thereto, and each agreement and other instrument contemplated herein or therein.

         "Arbitrating Accountant" has the meaning set forth in Section 2(e)(ix)(G) below.

         "Assumed Contracts" means the agreements and contracts set forth on
Schedule 1.2, subject to the provisions of Section 2(e)(v).

         "Assumed Liabilities" means all of (i) liabilities and obligations under the Assumed Contracts in respect of periods after the Closing, except as otherwise provided in Section 2(c), (ii) the liabilities and obligations relating to and arising from the Buyer's operation of the Acquired Stores and the Purchased Assets to be acquired by such Buyer, as applicable, after the Closing, (iii) the liabilities and obligations with respect to Party Deposits and Gift Certificates, (iv) solely with respect to the Tango Buyer Group (A) the liabilities and obligations in respect of periods after the Closing under the Denver Management Agreement, (B) subject to Section 2(e)(v), the liabilities and obligations in respect of periods after the Closing under the Gwinnett Limited Partnership Agreement and the Gwinnett Lease and the Gwinnett Management Agreement, as applicable, (C) the liabilities and obligations in respect of periods after the Closing with respect to that certain letter of credit provided to secure certain obligations under the Lease for the property located at Farmingdale, New York, and (D) liabilities and obligations in respect of periods after the Closing under license agreements substantially similar to the form of the brand license agreement attached hereto as Exhibit E for the continuing operations of existing stores other than the Acquired Stores under the "Jillian's" brand, (v) other liabilities and obligations expressly provided in this Agreement, including Section 5(h) below.

         "Assignment and Assumption Agreement" means an assignment and assumption agreement, substantially in the form of Exhibit A hereto), pursuant to which a Buyer and any of such Buyer's designees shall be assigned and shall assume the performance of the Assumed Contracts for periods after the Closing and the Assumed Liabilities from the respective Sellers, executed by such Buyer or its designee, as applicable.

         "Bankruptcy Code" means the United States Bankruptcy Code, 11 U.S.C.
Section 101, et seq., as amended, or any successor thereto, and any rules and regulations promulgated thereunder.

         "Bankruptcy Court" has the meaning set forth in the preface above.

         "Bid Procedure Order" means that certain order of the Bankruptcy Court, dated July 13, 2004, approving, among other things: (i) the scheduling of a public auction for the sale of certain or all of the assets of the Sellers, and
(ii) procedures for the submission of qualifying bids.

         "Bill of Sale" means a general bill of sale and assignment, substantially in the form of Exhibit B hereto, with respect to the Purchased Assets, each executed by the appropriate Seller or Sellers.

         "Books and Records" has the meaning set forth in Section 2(a) below.

         "Buyer" means each of Tango and JBC.

         "Buyer Group" means the Tango Buyer Group and/or the JBC Buyer Group.

         "Buyer Party" means each of Tango, JBC, Gemini and D&B.

         "Cash" means cash and cash equivalents (including marketable securities and short term investments) as determined in accordance with GAAP.

         "Cash-on-Hand" means all currency in the possession of a Seller at an Acquired Store, and all currency within a Seller-owned automatic teller machine located on the premises of an Acquired Store, as of the close of business on the day immediately preceding the Closing Date. For purposes of this Agreement with reference to the close of business of any Acquired Store, the expression "day immediately preceding the

Closing Date" shall mean the calendar date immediately preceding the calendar date that is the Closing Date notwithstanding that any such Acquired Store's actual close of business may occur after 12:00 a.m. local time.

         "Chapter 11 Case" means the voluntary cases which were commenced by Sellers under Chapter 11 of the Bankruptcy Code.

         "CIT Equipment" means all equipment or property acquired by Sellers pursuant to the CIT Note, other than any equipment or property that is currently located at any store that is not an Acquired Store.

         "CIT Note" means, any and all instruments, agreements, covenants and undertakings whereby Deutsche Financial Services Corporation or any or its affiliates, predecessors, successors or assigns financed the acquisition of equipment or other personal property currently located at one or more of the Acquired Stores including, but not limited to, the following agreements:
Agreement by and between Jillian's of Youngstown, Ohio, Inc. and Deutsche Financial Services Corporation, dated March 29, 1999, Agreement by and between Jillian's of Covington, KY, Inc. and Deutsche Financial Services Corporation, dated January 27, 1999, Agreement by and between Jillian's of Indianapolis, IN, Inc. and Deutsche Financial Services Corporation, dated June 9, 1999, Agreement by and between Jillian's of Hollywood, CA, Inc. and Deutsche Financial Services Corporation, dated January 18, 2000.

         "Closing" has the meaning set forth in Section 2(g) below.

         "Closing Date" has the meaning set forth in Section 2(g) below.

         "Closing Date Adjustment Statement" has the meaning set forth in
Section 2(e)(ix)(A) below.

         "COBRA" means Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code, and any similar state law.

         "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

         "Confidential Information" means any information concerning the businesses and affairs of Sellers, their Affiliates and/or the Acquired Stores, other than information that is already generally available to the public or lawfully acquired from a third Person on a non-confidential basis or independently developed by, or on behalf of, Buyer by Persons who do not have access to, or descriptions of, any such information.

         "Denver Management Agreement" means that certain Entertainment Center Management Agreement, dated June 30, 2002, by and between Jillian's of Denver Mills, LLC, a Delaware limited liability company and Jillian's Management Company, Inc., a Delaware corporation.

         "Deposit" has the meaning set forth in Section 2(e)(iii) below.

         "Disclosure Schedule" has the meaning set forth in Section 4 below.

         "Employee Benefit Plan" means each "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) and each other employee benefit plan, program or arrangement of any kind maintained, sponsored or contributed to by any Seller.

         "Employee Claims" has the meaning set forth in Section 4(n) below.

         "Environmental, Health, and Safety Requirements" shall mean all federal, state, local, and foreign statutes, regulations, and ordinances concerning public health and safety, worker health and safety, and pollution or protection of the environment, including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances, or wastes, as such requirements are enacted and in effect on or prior to the Closing Date.

         "Equipment Leases" shall mean (i) those leases set forth on Schedule
1.3 and (ii) all agreements or instruments listed on Schedule 1.4 which are determined (either by stipulation by the relevant parties or determination by the Bankruptcy Court) to constitute "true leases" pursuant to the provisions of
Section 1.203 of the Uniform Commercial Code (and, if any such agreement includes property not located in an Acquired Store, only such portion of the agreement that covers property in the Acquired Stores).

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

         "Escrow Agent" has the meaning set forth in Section 2(e)(iii) below.

         "Estimated Adjusted Inventory" has the meaning set forth in Section 2(e)(ii) below.

         "Estimated Closing Date Adjustment Amount" has the meaning set forth in
Section 2(e)(ix)(A) below.

         "Excluded Assets" has the meaning set forth in Section 2(b) below.

         "Failed Site" has the meaning set forth in Section 5(g) below.

         "Final Closing Date Adjusted Inventory" has the meaning set forth in
Section 2(e)(ix)(B) below.

         "Final Closing Date Adjustment Statement" has the meaning set forth in
Section 2(e)(ix)(B) below.

         "Final Order" shall mean an order or judgment, the operation or effect of which is not stayed, and as to which order or judgment (or any revision, modification or amendment thereof), the time to appeal or seek review or rehearing has expired, and as to which no appeal or petition for review or motion for reargument has been taken or been made and is pending for argument.

         "Financial Statements" has the meaning set forth in Section 4(f) below.

         "Forfeiture Deposit" has the meaning set forth in Section 2(e)(iii).

         "GAAP" means United States generally accepted accounting principles as in effect from time to time, consistently applied.

         "GE Equipment" means all equipment or property acquired by the Sellers pursuant to the GE Note, other than any equipment or property that is currently located at any store that is not an Acquired Store.

         "GE Note" means any and all instruments, agreements, covenants and undertakings whereby Heller EMX, Inc. or any or its affiliates, predecessors, successors or assigns financed the acquisition of equipment or other personal property currently located at one or more of the Acquired Stores including, but not limited to, the Loan and Security Agreement, dated October 5, 2000 by and between Heller EMX Inc., and certain Jillian's entities named therein.

         "Gift Certificates" means gift cards or gift certificates that may be redeemed by consumers at the Acquired Stores.

         "Gwinnett Lease" means that certain Shopping Center Lease between Sugarloaf Mills Limited Partnership, as Landlord, and the Sugarloaf-Gwinnett Partnership, as Tenant, for Discover Mills Shopping Center, dated January 4, 2001, as amended from time to time.

         "Gwinnett Limited Partnership Agreement" means that certain Limited Partnership Agreement of Sugarloaf Gwinnett Entertainment Company, L.P., dated as of September 26, 2001, by and among Jillian's of Gwinnett and Sugarloaf Mills Residual Limited Partnership.

         "Gwinnett Management Agreement" means the "Management Agreement," as defined in the Gwinnett Limited Partnership Agreement, entered into by and between Jillian's of Gwinnett and the Sugarloaf-Gwinnett Partnership.

         "Gwinnett Partnership Interest" means the general partner and limited partner partnership interests held by Jillian's of Gwinnett, pursuant to the Gwinnett Limited Partnership Agreement.

         "HSR Act" means the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended.

         "IBM Equipment" means the equipment acquired by Sellers pursuant to the Term Lease Master Agreement, Number 577a1234, dated as of April 19, 2000, by and between IBM Credit Corporation and Jillian's Entertainment Corporation, as supplemented, and any related property acquisition or finance agreements or instruments entered into in connection therewith, other than any equipment or property that is currently located at any store that is not an Acquired Store.

         "Income Tax" means any federal, state, local or foreign income tax measured by or imposed on net income, including any interest, penalty or addition thereto, whether disputed or not.

         "Income Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to income Taxes, including any schedule or attachment thereto.

         "JBC Acquired Stores" means the stores listed on Schedule 1.1(b).

         "JBC Purchase Price" has the meaning set forth in Section 2(e) below.

         "JEC" has the meaning set forth in the preface above.

         "Jillian's Katy" means Jillian's of Katy, TX, Inc., a Delaware corporation.

         "Jillian's Management" means Jillian's Management Company, Inc., a Delaware corporation.

         "Jillian's of Gwinnett" means Jillian's of Gwinnett, GA, Inc. a Delaware corporation.

         "Kenney Agreements" shall mean (a) the real property lease dated September 15, 1989, as amended or supplemented, by and between Kenney Properties as Landlord and Jillian's Billiard Club of Seattle, Inc., as Tenant, (b) the Construction Agreement dated as of July 2, 1997, by and between Kenney Properties and Jillian's Billiard Club of Seattle, Inc. and (c) the Promissory Note dated as of July 2, 1997, by and between Kenney Properties and Jillian's Billiard Club of Seattle, Inc.

         "Knowledge" means (i) in the case of Sellers, the actual knowledge of any of Greg Stevens, Dan McDaniel or Kevin Boughey, (ii) in the case of Tango, the actual knowledge of any of David O. Corriveau, James W. Corley, W.C. Hammett, Jr. or Nancy Duricic and (iii) in the case of JBC, the actual knowledge of Daniel M. Smith.

         "Leased Real Property" means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures, or other interest in real property which is used in Sellers' business pursuant to the Leases.

         "Leases" shall mean all real property leases, including all amendments, modifications, and renewals thereto, for the Acquired Stores, but specifically excluding the Lease Agreement by and between Empire D2 properties LLC and Jillian's Billiards Club of Raleigh, North Carolina, Inc., dated as of October 2001 for parking facilities located at 600 W. Hargett Street, Raleigh, North Carolina.

         "Lenders" means each of the lenders of Sellers and their Affiliates for borrowed money.

         "Lien" means any mortgage, pledge, lien, claim (as defined in Section 101 of the Bankruptcy Code), encumbrance, charge or other interest.

         "Limited Partner" has the meaning set forth in Section 2(e)(v) below.

         "Material Adverse Effect" or "Material Adverse Change" means any effect or change that would be materially adverse to the business of the Acquired Stores, taken as a whole, or on the ability of any Party to consummate timely the transactions contemplated hereby; provided that none of the following shall be deemed to constitute, and none of the following shall be taken into account in determining whether there has been a Material Adverse Effect or Material Adverse Change: (a) any adverse change, event, development, or effect arising from or relating to (1) general business or economic conditions, including such conditions related to the restaurant or entertainment industries generally, (2) national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, except to the extent that any such conditions or acts have a material adverse effect on (x) the physical condition of the Purchased Assets, taken as a whole, or (y) the ability of the Purchased Assets, taken as a whole, to be physically used in a manner consistent with past-practice, (3) financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (4) changes in United States generally accepted accounting principles,
(5) changes in law, rules, regulations, orders, or other binding directives issued by any governmental entity and applicable generally to the restaurant and entertainment industries, or (6) the taking of any action contemplated by this Agreement and the other agreements contemplated hereby (including, without limitation, the filing of the Chapter 11 Case), (b) any existing event, occurrence, or circumstance with respect to which the Buyer Parties have Knowledge as of the date hereof, and (c) any adverse change in or effect on the business of Sellers that is cured by Sellers before the earlier of (1) the Closing Date and (2) the date on which this Agreement is terminated pursuant to
Section 9 hereof.

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "Outside Closing Date" means November 20, 2004; provided, however, that the Outside Closing Date as to any Failed Sites shall be 180 days after the Closing Date.

         "Party" has the meaning set forth in the preface above.

         "Party Deposits" means advance deposits made by customers of the Acquired Stores in connection with corporate or other events to be held at the Acquired Stores, which events have not been held prior to the Closing Date.

         "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity or a governmental entity (or any department, agency, or political subdivision thereof).

         "Purchased Assets" has the meaning set forth in Section 2(a) below.

         "Purchase Price" has the meaning set forth in Section 2(e) below.

         "Retained Liabilities" shall mean all of the liabilities, obligations or indebtedness of any nature whatsoever of Sellers other than the Assumed Liabilities.

         "River Vending" means River Vending, Inc., a Delaware corporation.

         "Sale Order" shall mean one or more orders of the Bankruptcy Court, in form and substance reasonably satisfactory to the Buyers and Sellers and consistent with the terms of this Agreement, (i) authorizing the sale of the Purchased Assets to be purchased by each Buyer to such Buyer, free and clear of any and all Liens, (ii) finding that each Buyer is a good faith purchaser of the Purchased Assets under Section 363(m) of the Bankruptcy Code and that the provisions of Section 363(n) of the Bankruptcy Code have not been violated,
(iii) approving the assignment to and assumption by each Buyer of the Assumed Contracts to be assumed by such Buyer pursuant hereto and declaring that all Assumed Contracts are valid and binding and in full force and effect, (iv) determining that each Buyer is not a successor to Sellers or otherwise liable for any of the Retained Liabilities or Excluded Assets and permanently enjoining each and every holder of any of the Retained Liabilities or Excluded Assets from commencing, continuing or otherwise pursuing or enforcing any remedy, claim, cause of action or encumbrance against such Buyer or the Purchased Assets related thereto, and (v) approving the consummation of the transactions contemplated herein.

         "Seller" has the meaning set forth in the preface above.

         "Sellers' Representative" has the meaning set forth in the preface above.

         "Sony Equipment" means the equipment leased pursuant to the Sony Lease and currently located at the Acquired Stores.

         "Sony Lease" means that certain Master Lease Agreement, Number 600205, dated as of February 29, 2000, by and between Sony Financial Services LLC and Jillian's Entertainment Holdings, Inc., and all equipment schedules and other documents executed in connection therewith.

         "Straddle Period" has the meaning set forth in Section 10(p)(ii)) below.

         "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons owns a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity's gains or losses or shall be or control any managing director or general partner of such business entity (other than a corporation). The term "Subsidiary" shall include all Subsidiaries of such Subsidiary.

         "Sugarloaf-Gwinnett Partnership" means Sugarloaf Gwinnett Entertainment Company, L.P., a Delaware limited partnership formed pursuant to the Gwinnett Limited Partnership Agreement.

         "Tango Acquired Stores " means the stores listed on Schedule 1.1(a).

         "Tango Purchase Price" has the meaning set forth in Section 2(e) below.

         "Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code
Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Transferred Employees" has the meaning set forth in Section 5(h)(ii) below.

         "Transferred Intellectual Property" means all of Seller's right, title and interest in and to any and all (a) registered (whether in the U.S., Canada or elsewhere) and unregistered trademarks, patents, copyrights, service marks, trade dress, logos, trade names (including the "Jillian's" trade name) and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (b) store level trade secrets, recipes, research and development, know-how, processes, methods, techniques, data, designs, drawings, specifications, manuals, and business, technical and marketing plans and proposals, and (c) domain names, web addresses and websites using the "Jillian's" name, in each case to the extent used in the operation of the Acquired Stores.

         "Transition Period" has the meaning set forth in Section 6(b) below.

         "WARN Act" shall mean collectively the Worker Adjustment and Retraining Notification Act, 29 U.S.C. 2101, et seq. and the regulations promulgated thereunder, and any similar foreign, state or local statutes.

         Purchase and Sale of the Assets; Assumption of Liabilities.

                  Purchased Assets.

                           On the terms and subject to the conditions set forth
herein, and except as otherwise provided in this Section 2, at the Closing, the applicable Sellers shall sell, transfer, assign, convey and deliver to the applicable members of the Tango Buyer Group or the applicable members of the JBC Buyer Group, as appropriate, and the applicable members of the Tango Buyer Group or the applicable members of the JBC Buyer Group, as appropriate, agree to purchase and accept from the applicable Sellers, free and clear from all Liens, all of the applicable Sellers' right, title and interest in and to all of the assets and properties specified below.

                           All furniture, games, equipment and other similar
items of tangible personal property located in the Acquired Stores or used in the business of the Acquired Stores (other than any tangible personal property that is currently located at any store that is not an Acquired Store), including, without limitation, all of the IBM Equipment, the CIT Equipment and the GE Equipment, and any equipment acquired pursuant to, or financed under, the agreements or instruments on Schedule 1.4 that are not determined (either by stipulation by the relevant parties or determination by the Bankruptcy Court) to constitute "true leases" pursuant to the provisions of Section 1.203 of the Uniform Commercial Code.

                           All supplies, tableware, glassware, small wares,
menus, uniforms and items of inventory located in the Acquired Stores or used in the business of the Acquired Stores.

                           All leasehold interests in the Acquired Stores, in
each case together with Sellers' interests in all buildings, fixtures, plant, equipment and improvements thereon or attached thereto, all rights-of-way, privileges and appurtenances associated therewith and any related security deposits.

                           All Assumed Contracts.

                           Except as provided in Section 2(b)(iv) below, all of
Sellers' rights, claims, rights of offset or causes of action against third parties with respect to the Purchased Assets and Assumed Liabilities that arise in the Ordinary Course of Business or relate to the operation of the business of the Acquired Stores.

                           All deposits (other than the Deposit) and prepaid
expenses of the business of the Acquired Stores.

                           All books and records (including all data and other
information stored on discs, tapes or other media and customer, prospect and other mail lists, supplier and vendor lists, pricing and cost information) of the business of the Acquired Stores, wherever located (the "Books and Records").

                           All phone numbers and listings for the Acquired
Stores.

                           To the extent transferable, all licenses, permits or
other grants granted by governmental authorities used in or required or necessary for the lawful ownership and operation of the Acquired Stores.

                           To the extent transferable under applicable law, any
automatic teller machine located at any Acquired Store and the currency in such machines as of the close of business on the day immediately preceding the Closing Date.

                           Cash on Hand.

                           All other assets owned or used by Sellers that are
located at the Acquired Stores or used in the business of the Acquired Stores (other than any assets that are currently located at any store that is not an Acquired Store).

                           Solely to the Tango Buyer Group, all of the
Transferred Intellectual Property, including, without limitation, the Transferred Intellectual Property set forth on Schedule 2(a)(i)(M).

                           (Notwithstanding Section 2(a) above, on the terms and
subject to the conditions set forth herein, at the Closing, Jillian's Management shall only sell, transfer, assign, convey and deliver to the applicable members of the Tango Buyer Group, and the applicable members of the Tango Buyer Group shall purchase and accept from Jillian's Management, free and clear from all Liens, all of Jillian's Management's right, title and interest in and to the Denver Management Agreement.

                           Notwithstanding Section 2(a) above, on the terms and
subject to the conditions set forth herein, at the Closing, River Vending shall only sell, transfer, assign, convey and deliver to applicable members of the Tango Buyer Group or JBC Buyer Group, as appropriate, and applicable members of the Tango Buyer Group or JBC Buyer Group, as appropriate, shall purchase and accept from River Vending, free and clear from all Liens, all of River Vending's right, title and interest in and to the assets and properties set forth on
Schedule 2(a)(iii) which are located at the Acquired Stores.

                           Notwithstanding Section 2(a) above, on the terms and
subject to the conditions set forth herein, at the Closing, Jillian's Katy shall only sell, transfer, assign, convey and deliver to the applicable members of the Tango Buyer Group and the applicable members of the Tango Buyer Group shall purchase and accept from Jillian's Katy, free and clear from all Liens, all of Jillian's Katy's right, title and interest in and to all of the assets enumerated above in Sections 2(a)(i)(A), (B) and (D) through (M). For purposes of clarification, the Parties acknowledge and agree that any and all leasehold interests in respect of Jillian's Katy are not Purchased Assets and are, therefore, Excluded Assets.

                           Subject to Section 2(e)(v), on the terms and subject
to the conditions set forth herein and to the extent transferable (and without Seller's making any representations or warranties as to the transferability of such interest) Jillian's of Gwinnett shall sell, assign, convey and deliver to the applicable members of the Tango Buyer Group and the applicable members of the Tango Buyer Group shall purchase and accept all of Jillian's of Gwinnett's right, title and interest to the Gwinnett Partnership Interest and, as applicable, the Gwinnett Lease and the Gwinnett Management Agreement.

                           On the terms and subject to the conditions set forth
herein, at the Closing, JEC and/or the appropriate Sellers shall sell, transfer, assign, convey and deliver to the applicable members of the JBC Buyer Group and the applicable members of the JBC Buyer Group shall purchase and accept from JEC and/or the appropriate Sellers, free and clear from all Liens, all of JEC's and/or such appropriate Sellers' right, title and interest in and to the assets and properties set forth on Schedule 2(a)(vi) and any other assets located at Sellers' corporate headquarters in Louisville, Kentucky that are necessary for JBC's operation of the Acquired Stores as conducted by Sellers. For purposes of clarification, the Parties acknowledge and agree that any and all leasehold interests in respect of the corporate headquarters in Louisville, Kentucky are not a Purchased Asset and are Excluded Assets.

                           Notwithstanding anything herein to the contrary, all
equipment and/or inventory underlying the Equipment Leases shall be delivered to the Buyer Parties subject to the Equipment Leases, and, for the purposes of clarity, such equipment shall not be delivered free and clear of Liens arising from the Equipment Leases.

         The assets and properties set forth in this Section 2(a) are hereinafter collectively referred to as the "Purchased Assets." With respect to the assets enumerated above in Sections 2(a)(i)(A) through (L), Section 2(a)(iii) and Section 2(a)(vii), to the extent such assets are located, or used in the business of or are related to (X) the Tango Acquired Stores, such assets, in accordance with Section 2(a)(i), shall be sold, transferred, assigned, conveyed and delivered to the applicable members of the Tango Buyer Group or (Y) the JBC Acquired Stores, such assets, in accordance with Section 2(a)(i), shall be sold, transferred, assigned, conveyed and delivered to the applicable members of the JBC Buyer Group.

                  Excluded Assets. Other than the Purchased Assets, all of the assets and properties of Sellers shall be retained by Sellers and are not being sold or transferred to the Buyer Parties hereunder (herein referred to as the "Excluded Assets"). Without limiting the generality of the foregoing, Excluded Assets shall include, without limitation, the following assets and properties specified below:

                           All Cash other than Cash-on-Hand.

                           All notes, trade and other accounts receivable,
including accounts receivable from Affiliates of any Seller.

                           All intellectual property rights of Sellers other
than the Transferred Intellectual Property.

                           All of Sellers' rights, claims, rights of offset or
causes of action if any, arising hereunder against the Buyer Parties and their Affiliates if any, and all of Sellers' rights, claims, rights of offset or causes of action against third parties arising under and relating to Chapter 5 of the Bankruptcy Code.

                           All corporate minute books and stock transfer books
and the corporate seal of any of Sellers.

                           Subject to Section 2(e)(v), all shares of capital
stock, partnership interests, membership interests or other ownership interests of each of Sellers, and all equity securities owned or held by any of Sellers.

                           All contracts other than the Assumed Contracts.

                           All insurance policies.

                           All Employee Benefit Plans and any trusts, insurance
contracts or administrative service agreements pertaining thereto, and all employment agreements.

                           To the extent non-transferable by law, any such
liquor licenses and permits.

                           Subject to Section 2(e)(iv), the Sony Equipment. In
no circumstances shall the rejection of the Sony Lease be considered a Material Adverse Change.

                           Any assets owned by Jillian's Memphis.

                           Any assets of Jillian's Management, River Vending or
Jillian's Katy other than those expressly referenced in subsections 2(a)(ii),
(iii) and (iv).

                  Assumption and Assignment.

                           Sellers agree to assign the Assumed Contracts to the
applicable members of the Tango Buyer Group or the JBC Buyer Group (in accordance with the last paragraph of Section 2(a)), as provided in this Section 2(c) and the Final Order;

                           Sellers agree to cure all defaults under the Assumed
Contracts prior to the Closing, including, without limitation, payment of any applicable cure amounts, to the extent required pursuant to an order of the Bankruptcy Court to effectuate the valid assignment of the Assumed Contracts;

                           Sellers shall use commercially reasonable efforts to
obtain a stipulation by the relevant parties or a determination by the Bankruptcy Court that the agreements or instruments set forth on Schedule 1.4 are financing transactions. In the event a dispute exists as of the Closing between the Sellers and any party to one or more of the agreements or instruments listed on Schedule 1.4 as to whether such agreement(s) constitutes a "true lease" (requiring cure of defaults and assumption and assignment) or a financing transaction, Sellers agree to obtain a Sale Order providing that the applicable members of the Tango Buyer Group or the JBC Buyer Group (in accordance with the last paragraph of Section 2(a)) receive either transfer of title to the assets described in the agreement(s) or instrument(s) listed on
Schedule 1.4 subject to such dispute, free and clear of all Liens pursuant to
Section 363 of the Bankruptcy Code or, alternatively, an assignment of such agreement(s) pursuant to Section 365 of the Bankruptcy Code, upon final determination by a court of competent jurisdiction (and pending such determination, Buyer shall be entitled to possession and control of the property subject to such dispute).

                           At the Closing, the applicable members of the Tango
Buyer Group or the JBC Buyer Group, as appropriate, shall assume and thereafter in due course pay, fully satisfy, discharge and perform the Assumed Liabilities, including all of the obligations under the Assumed Contracts pursuant to Section 365 of the Bankruptcy Code, provided that, to the extent any agreements or instruments listed on Schedule 1.4 are determined to be "true leases" pursuant to the provisions of Section 1.203 of the Uniform Commercial Code (either by stipulation by the relevant parties or determination by the Bankruptcy Court), the Buyer Group shall assume all monetary obligations to third parties under such agreements and instruments up to $150,000 (such limitations of $150,000 to be allocated between the Tango Buyer Group and the JBC Buyer Group as mutually agreed by those groups). With respect to the Assumed Liabilities, to the extent such Assumed Liabilities are related to (X) the Tango Acquired Stores, such Assumed Liabilities shall be assumed, paid, satisfied, discharged and performed by the applicable members of the Tango Buyer Group or (Y) the JBC Acquired Stores, such Assumed Liabilities shall be assumed, paid, satisfied, discharged and performed by the applicable members of the JBC Buyer Group.

                  Retained Liabilities. The Buyer Group shall not assume or agree to pay, satisfy, discharge or perform, or take or agree to take any of the Purchased Assets subject to, and shall not be deemed by virtue of the execution, delivery and performance of this Agreement or any document delivered to the Sellers or Buyer Group at the Closing pursuant hereto, or as a result of the consummation of the transactions contemplated hereby, to have assumed, or to have agreed to assume, pay, satisfy, discharge or perform, or take, or to have agreed to take, any of the Retained Liabilities.

                  Consideration.

                           Purchase Price. Subject to adjustment in accordance
with this Section 2(e), (A) the aggregate purchase price for the Purchased Assets to be acquired by the applicable members of the Tango Buyer Group (the "Tango Purchase Price") is equal to Forty-Five Million Eight Hundred Ninety-Five Thousand Eight Hundred Fifty United States Dollars (US $45,895,850) and (B) the aggregate purchase price for the Purchased Assets to be purchased by the applicable members of the JBC Buyer Group (the "JBC Purchase Price" and together with the Tango Purchase Price, the "Purchase Price") is equal to Eighteen Million Two Hundred Ninety-Four Thousand One Hundred Fifty United States Dollars (US $18,294,150). To the extent the Purchase Price is equal to Eighteen Million Two Hundred Ninety-Four Thousand One Hundred Fifty United States Dollars (US $18,294,150). To the extent the Purchase Price is adjusted in accordance with this Section 2(e), subject to Section 2(e)(vii) and
Section 2(e)(viii), the amount of any Purchase Price adjustment shall be allocated between the Tango Buyer Group and the JBC Buyer Group based on the pro rata portion of the Purchase Price payable by such groups in accordance with this Section 2(e)(i) unless the JBC Buyer Group and Tango Buyer Group mutually agree to a different allocation.

                  Adjusted Inventory Adjustment. The Purchase Price at the Closing shall be:

                          increased by the amount, if any, by which the
aggregate Estimated Adjusted Inventory (as defined and determined pursuant to this Section 2(e)(ii) and as set forth on Schedule 2(e)(ii)), exceeds $1,161,000 (the "Adjusted Inventory Baseline"); or

                          reduced by the amount, if any, by which the aggregate
Estimated Adjusted Inventory is less than the Adjusted Inventory Baseline.

         For the purposes of this Agreement, "Adjusted Inventory" means the total of the following items: (i) food, (ii) beverages, (iii) beer, (iv) wine,
(v) liquor, (vi) retail clothing, (vii) retail-other/redemption inventory,
(viii) cigarettes, and (ix) cigars, in each case as (1) calculated in accordance with GAAP applied in a manner consistent with the preparation of the Financial Statements and (2) consistent with the preparation of the Adjusted Inventory Statement attached hereto as Schedule 2(e). No later than five (5) business days before the Closing Date, Sellers shall deliver to Buyer a written statement, which shall be based on a physical inventory by Sellers, prepared in good faith and subject to Buyer's reasonable approval (the "Adjusted Inventory Statement") setting forth Sellers' reasonable estimation of the dollar amount of Adjusted Inventory of the Sellers referenced on Schedule 2(e) as of the close of business on the day immediately preceding the Closing Date (the "Estimated Adjusted Inventory").

                  Deposit. Each of Tango and JBC has previously entered into an escrow agreement with Sellers and Union Bank of California, N.A. dated as of May 23, 2004. Notwithstanding anything in such escrow agreement to the contrary, the Parties agree to cause the amounts thereunder (the "Initial Earnest Money Deposits") to be transferred and deposited into the escrow account of Frost Brown Todd LLC (the "Escrow Agent") within two business days from the date hereof. An additional earnest money deposit (such additional deposit, with the Initial Earnest Money Deposits, the "Deposit") in the amount of $1,421,000 shall be paid by Tango into an escrow account of the Escrow Agent within two business days of the date hereof. Such Deposit shall be held in accordance with the terms of the Bid Procedures Order and in accordance with the terms of that certain Escrow Agreement dated September 23, 2004 by and among Buyers, Sellers' Representative and the Escrow Agent. The Deposit shall be applied to the Purchase Price payable by Buyers (in accordance with the respective amounts deposited by each Buyer Group) on the Closing Date; provided, that, in the event the Tango Buyer Group purchases the JBC Acquired Stores (as well as the Tango Acquired Stores), as provided in this Agreement, then the full amount of the Deposit, including any amounts deposited on behalf of the JBC Buyer Group, will be applied to the purchase price to be paid by the Tango Buyer Group. If the Closing shall not have occurred on or before November 20, 2004 by reason of a breach by either of the Buyers of any material representation, warranty, or covenant contained in this Agreement in any material respect, which breach has continued without cure for a period of ten (10) days after Seller's notice of breach, and Sellers terminate this Agreement pursuant to Section 9(a)(v)(A), then the Escrow Agent shall pay from the Deposit an amount equal to $2,800,000 (the "Forfeiture Deposit") to Sellers in accordance with the terms of the Bid Procedure Order (it being understood that (i) if JBC is the Buyer in breach, the remainder of the Deposit shall be returned to Tango, and (ii) if Tango is the Buyer in breach, the remainder of the Deposit shall be returned to JBC). If this Agreement is terminated for any other reason, or in the event that a Person other than the Buyer Parties purchases all or any portion of the Purchased Assets, then the

Escrow Agent shall return the Deposit to the respective Buyers in accordance with the terms of the Bid Procedure Order.

                  In accordance with Section 2(b)(xi), the Sony Equipment is an Excluded Asset. Notwithstanding the foregoing, the Sellers covenant and agree to use commercially reasonable efforts to deliver such Sony Equipment in the Acquired Stores to the applicable Buyer Party as part of the Purchased Assets. If Sellers are able to effect the delivery of the Sony Equipment as part of the Purchased Assets prior to the Closing, and are able to do so in accordance with the representations, warranties and other provisions of this Agreement, free and clear of all Liens, including any purchase money liens and other liens or encumbrances securing rental payments under any lease, then, the Purchase Price at the Closing shall be increased by $120,000, and such Sony Equipment shall be included as part of Purchased Assets.

                  The Gwinnett Partnership Interest will be included as a Purchased Asset, in accordance with Section 2(a)(v), provided that first Tango and/or one of its designees and Sugarloaf Mills Residual Limited Partnership (the "Limited Partner") enter into a written agreement in connection with the proposed transfer of the Gwinnett Partnership Interest from Jillian's of Gwinnett to Tango, which agreement is satisfactory to Tango and includes (A) any consents or approvals of the Limited Partner, its Affiliates or others, as appropriate, to such transfer as may be required under the Gwinnett Limited Partnership Agreement, the Gwinnett Management Agreement, the Gwinnett Lease or otherwise and (B) an acknowledgement by the Limited Partner that it and its Affiliates are owed no more than $2,700,000 from Tango, any of their Affiliates or Sugarloaf-Gwinnett Partnership in connection with the Gwinnett Limited Partnership Agreement, the Gwinnett Lease, the Gwinnett Management Agreement, or any other related agreement, including without limitation all payments due under
Article 6 of the Gwinnett Limited Partnership Agreement, but excluding amounts accruing under those agreements in respect of periods following the Closing. If Tango or one of its designees and the Limited Partner do not enter into such an agreement within 60 days following the Closing Date, then the Tango Purchase Price shall be reduced by $1,000,000, and the Gwinnett Partnership Interest shall be excluded from the Purchased Assets and the Gwinnett Limited Partnership Agreement, the Gwinnett Management Agreement and the Gwinnett Lease will be excluded from the list of Assume Contracts.

                  Party Deposits. The Purchase Price at the Closing shall be decreased by the amount of the Party Deposits in excess of $650,000.

                  Cash on Hand. The Purchase Price payable by the applicable Buyer at the Closing shall be increased by the dollar amount of Cash on Hand at the applicable Acquired Stores, the assets of which are being purchased hereunder.

                  Purchase Price Adjustment; Real Estate Expenses and Taxes.

                          On or prior to the day immediately preceding the
Closing Date, Sellers shall deliver to Buyers a written statement (the "Closing Date Adjustment Statement") setting forth Sellers' reasonable estimation of the amount, as of the Closing Date, of all prepayments made by Sellers for periods following the Closing and all accrued obligations of any Sellers for periods prior to the Closing, in each case with respect to base rent, percentage rent or other monthly rent payments, real property taxes and personal property taxes that are to be paid by Sellers in accordance with the real property leases for the Acquired Stores and allocated among the appropriate Acquired Stores (the "Adjustment Expenses"). Sellers shall offset any prepayments, which are included in the Adjustment Expenses, against any accrued obligations that remain unpaid, which are also included in the Adjustment Expenses, and the resulting dollar amount shall be referred to herein as the "Estimated Closing Date Adjustment Amount". At the Closing, the Purchase Price payable by the applicable Buyer shall be increased by the Estimated Closing Date Adjustment Amount if the estimated amount of prepayments exceeds the accrued obligations, or the Purchase Price payable by the applicable Buyer shall be decreased if the amount of accrued obligations exceeds the prepayments made with respect to the Acquired Stores the assets of which are being purchased by such Buyer hereunder.

                  Following the Closing, Sellers shall prepare a statement (the "Final Closing Date Adjustment Statement") setting forth the actual amount, as of the Closing Date, of the Adjustment Expenses, the total of which shall be referred to herein as the "Final Closing Date Adjustment Amount". Sellers shall use commercially reasonable efforts to cause the Final Closing Date Adjustment Statement to be delivered to Buyer within thirty (30) days following the Closing Date, but in no event will the Final Closing Date Adjustment Statement be delivered any later than forty-five (45) days following the Closing Date. The Purchase Price, as adjusted pursuant to subsection (A) hereof, shall be appropriately adjusted to reflect any difference in the amount, if any, by which the Estimated Closing Date Adjustment Amount is more or less than the Final Closing Date Adjustment Amount.

                  Sellers shall make available to Buyers, without cost or expense to Buyers, the books and records of Sellers (and its accountants regarding the business) and personnel of Sellers which Buyers and their accountants reasonably require and take such other action reasonably necessary in order to allow Buyer to review and confirm the accuracy of the Final Closing Date Adjustment Statement as applicable to the appropriate Buyer.

                  The Final Closing Date Adjustment Statement, as prepared by Sellers, shall be conclusive and binding upon the Parties hereto unless the applicable Buyer shall deliver written notice of a dispute stating that the Final Closing Date Adjustment Statement is not prepared in accordance with the requirements of this Section 2 or is otherwise incorrect (an "Adjustment Dispute Notice"), such Adjustment Dispute Notice to be delivered to Sellers within fifteen (15) days following receipt by such applicable Buyer of the Final Closing Date Adjustment Statement. The Adjustment Dispute Notice shall set forth, in reasonable detail, the items and amounts with which by the applicable Buyer disagrees, and Sellers and the applicable Buyer shall, within fifteen (15) days following receipt by Sellers of such Adjustment Dispute Notice, attempt to resolve such dispute and agree in writing upon the final content of the Final Closing Date Adjustment Statement.

                  If the applicable Buyer does not dispute the accuracy of the Final Closing Date Adjustment Statement, then the Purchase Price shall be adjusted appropriately and Sellers or the appropriate Buyer, as applicable, shall remit payment to the other to reflect any decrease or increase in the Purchase Price, as a result of such adjustment, in immediately available funds within fifteen (15) days of the date on which the Final Closing Date Adjustment Statement is made final.

                  If the applicable Buyer delivers an Adjustment Dispute Notice to Sellers pursuant to Section 2(e)(ix)(D) hereof, and Buyers and Sellers resolve such dispute and agree in writing upon the final content of the Final Closing Date Adjustment Statement, Sellers or such the applicable Buyer that delivered the Adjustment Dispute Notice shall remit the Final Closing Date Adjustment Amount to the other in immediately available funds within five (5) days of the agreement by applicable Buyer and Sellers regarding the final content of the Final Closing Date Adjustment Statement.

                  If Sellers and the applicable Buyer are unable to resolve any such dispute within the fifteen (15) day period following receipt by Sellers of such Adjustment Dispute Notice, a nationally recognized independent accounting firm mutually acceptable to the Parties (the "Arbitrating Accountant") shall, within five (5) business days following such fifteen (15) day period, be engaged as arbitrator hereunder to settle such dispute within thirty (30) days following the engagement of the Arbitrating Accountant. The Parties hereby acknowledge and agree to waive any conflicts of interest or otherwise in connection with engaging such Arbitrating Accountant. In connection with the resolution of any such dispute, the Arbitrating Accountant shall have access to all documents, records, work papers, facilities and personnel necessary to perform its function as arbitrator (and each Party shall be given access to any such documents). None of the Parties shall be permitted to conduct or take any discovery (other than the access to documents referred to in the preceding sentence), testimony, depositions, cross-examinations or otherwise of the other Parties. The Arbitrating Accountant's function shall be to review only those items set forth on the Final Closing Date Adjustment Statement which are in dispute and to resolve the dispute with respect to such items. The Arbitrating Accountant's determination with respect to any such dispute shall be final and binding upon the Parties hereto, and judgment may be entered on the determination. The fees and expenses of the Arbitrating Accountant shall be borne equally by Sellers and the applicable Buyer. Upon the resolution of such dispute, (1) the Final Closing Date Adjustment Statement shall be revised to reflect such resolution, (2) any adjustment to the Final Closing Date Adjustment Statement, the Purchase Price and the payment for the adjusted Final Closing Date Adjustment Amount shall be made within five (5) days following the resolution of such dispute in accordance with this Section 2(e)(ix), and (3) concurrent with the resolution of such dispute and the making of the required payments, if any, Sellers and the applicable Buyer shall execute a mutual release, in form and substance satisfactory to such Parties, relating only to the resolution of the dispute regarding the Final Closing Date Adjustment Statement.

                  Tax Allocation of Purchase Price. At or prior to the Closing, Buyers and Sellers shall enter into an agreement reasonably allocating the Purchase Price among the Purchased Assets in accordance with Section 1060 of the Code and the applicable Treasury Regulations thereunder, including Treasury Regulation 1.1060-1. Buyers and Sellers shall report and file all of their respective Tax Returns (including amended Tax Returns and claims for refund) consistent with such allocation, and shall take no position contrary thereto or inconsistent therewith (including, without limitation, in any audits or examinations by any taxing authority or in any other proceedings). Buyers and Sellers shall cooperate in the filing of any forms (including Forms 8594) with respect to such allocation. Notwithstanding any other provisions of this Agreement, the foregoing agreement shall survive the Closing Date without limitation and shall bind the Parties thereto for U.S. federal, state and local income tax purposes only and for no other purpose.

                  Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the Dallas offices of Hallett & Perrin, P.C., commencing at 9:00 a.m. local time on the Monday following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as Buyer and Seller may mutually determine (the "Closing Date"). The Parties shall use their commercially reasonable efforts to consummate the transactions contemplated hereby within twenty-five (25) calendar days after the date that the Bankruptcy Court has entered the Sale Order approving such sale to Buyer.

                  Deliveries at Closing. At the Closing, (i) Seller shall deliver to Buyers the various certificates, instruments, and documents referred to in Section 7(c)(i)) below, and (ii) Buyers will deliver to Seller the various certificates, instruments, and documents referred to in Section 7(c)(ii) below.

         Buyer Parties' Representations and Warranties. JBC Buyer Parties and the Tango Buyer Parties, severally, represent and warrant to Sellers that the statements contained in this Section 3 are true, correct and complete as of the date of this Agreement with respect to each Buyer Party and will be correct and complete as of the Closing Date with respect to each Buyer Party (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3).

                  Organization of Buyer Party. Each Buyer Party is a corporation (or other entity) duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation (or other formation).

                  Authorization of Transaction. Each Buyer Party has full power and authority (including full corporate or other entity power and authority) to execute and deliver this Agreement and each of the Ancillary Agreements to which it is a party and to perform its obligations hereunder and thereunder. This Agreement and each of the Ancillary Agreements to which it is a party constitutes the valid and legally binding obligation of such Buyer Party, enforceable against such Buyer Party in accordance with its terms and conditions, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditor's rights and except to the extent that the availability of specific performance, injunctive relief or other equitable remedies is subject to the discretion of the court before which any proceeding thereof may be brought. No Buyer Party needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement other than those required under applicable bankruptcy law, the rules and orders of the Bankruptcy Court. The execution, delivery and performance of this Agreement, each of the Ancillary Agreements and all other agreements contemplated hereby to which such Buyer Party is a party have been duly authorized by such Buyer Party.

                  Noncontravention. Neither the execution and the delivery of this Agreement or any of the Ancillary Agreements, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which such Buyer Party is subject, provided that the Bankruptcy Court approves the transactions contemplated by this Agreement and enters the Sale Order, or any provision of its charter, bylaws, or other governing documents or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer Party is a party or by which it is bound or to which any of its assets is subject.

                  Brokers' Fees. No Buyer Party has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement, except Tango's obligation to US Bancorp Piper Jaffray.

                  Financing.

                          Buyers have sufficient cash, available lines of credit
or other sources of immediately available funds to enable the Buyer Parties to purchase the Purchased Assets and pay any other amounts to be paid by it hereunder.

                          JBC has sufficient cash, available lines of credit or
other sources of immediately available funds to enable the JBC Buyer Group to purchase the Purchased Assets related to the JBC Acquired Stores and pay any other amounts to be paid by it hereunder.

                          Tango has sufficient cash, available lines of credit
or other sources of immediately available funds to enable Tango to purchase all the Purchased Assets and pay any other amounts to be paid by it hereunder.

                  Assumed Contracts. Each member of the Buyer Group is and will be capable of satisfying the conditions contained in Sections 365(b)(1)(C) and 365(f)(2) of the Bankruptcy Code with respect to the Assumed Contracts to be assumed by such member of the Buyer Group.

         Sellers' Representations and Warranties. Each Seller represents and warrants to Buyers that the statements contained in this Section 4 are true, correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4) (in each case as such statements relate to the Acquired Stores that the applicable Buyer is purchasing hereunder), except as set forth in the disclosure schedule delivered by Sellers to Buyer on the date hereof and attached to this Agreement as Exhibit C (the "Disclosure Schedule").

                  Organization, Qualification, and Corporate Power. Each Seller is a corporation or limited partnership duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or formation. Each Seller is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a Material Adverse Effect. Each Seller has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

                  Authorization of Transaction. Each Seller has full power and authority (including full corporate or other entity power and authority) to execute and deliver this Agreement and each of the Ancillary Agreements and, subject to the approval of the Bankruptcy Court, to perform its obligations hereunder. This Agreement and each of the Ancillary Agreements constitutes the valid and legally binding obligation of each Seller, enforceable in accordance with its terms and conditions, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditor's rights and except to the extent that the availability of specific performance, injunctive relief or other equitable remedies is subject to the discretion of the court before which any proceeding thereof may be brought. The execution, delivery and performance of this Agreement, each of the Ancillary Agreements, and all other agreements contemplated hereby have been duly authorized by each Seller.

                  Noncontravention. To Sellers' Knowledge, neither the execution and the delivery of this Agreement or any of the Ancillary Agreements, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any Seller is subject, provided that the Bankruptcy Court approves the transactions contemplated by this Agreement and enters the Sale Order, or any provision of the charter, bylaws, partnership agreement or other governing document of any Seller or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any Assumed Contract, except for consent of the Bankruptcy Court or where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not have a Material Adverse Effect. To the Knowledge of Seller and other than pursuant to the HSR Act, no Seller needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except for any notice, filing, authorization, consent or approval of the Bankruptcy Court or where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a Material Adverse Effect.

                  Brokers' Fees. None of Sellers has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement, except Houlihan, Lokey, Howard & Zukin.

                  Title to and Condition of Assets.

                          Schedule 1.3 and Schedule 1.4 contain a full and
complete list of all material financing agreements and instruments covering personal property included within the definition of Purchased Assets;

                          Sellers have good and marketable title to the
Purchased Assets other than personal property described in the agreements listed on Schedule 1.3 and Schedule 1.4 that are determined (either by stipulation of the Sellers or Bankruptcy Court determination) to constitute "true leases";

                          Sellers have a valid leasehold interest in the
personal property described in the agreements that are determined to constitute "true leases" (either by stipulation of the Sellers or Bankruptcy Court determination);

                          All of the tangible Purchased Assets are in the
possession and control of Sellers and located at the appropriate Acquired Store or Sellers' Louisville, Kentucky corporate headquarters as appropriate. The Purchased Assets, considered as a whole and not on an asset by asset basis, are in good working order, ordinary wear and tear excepted, and are free from material defects known to Sellers;

                  Financial Statements. Attached as Section 4(f) of the Disclosure Schedule are (i) the audited consolidated balance sheet and statement of income of Jillian's Entertainment Holdings, Inc. and its consolidated Subsidiaries as of and for the years ended March 30, 2003 and March 31, 2002, and (ii) unaudited statements of income for each Seller as of and for the fiscal year ended March 30, 2004 and for the period ended June 27, 2004 (together, the "Financial Statements"). The Financial Statements have been prepared in accordance with GAAP on a consistent basis throughout the periods covered thereby, and present fairly in all material respects the financial condition and results of operations of each Seller and Jillian's Entertainment Holdings, Inc. and its consolidated Subsidiaries, as applicable, as of such dates and the results of operations of each Seller for such periods.

                  Events Subsequent to Most Recent Fiscal Month End. Since June 27, 2004, there has not been any Material Adverse Change. Without limiting the generality of the foregoing, since that date none of Sellers has engaged in any practice, taken any action, or entered into any transaction outside the Ordinary Course of Business.

                  Legal Compliance. To Sellers' Knowledge, each Seller has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof). To Sellers' Knowledge, each Seller holds all permits which are required to conduct the business of the Acquired Stores as currently conducted, (i) all such permits are in full force and effect and (ii) no proceeding is pending to revoke or limit any of such permits.

                  Tax Matters. In each case, to the Knowledge of Sellers:

                          Each Seller has filed all Income Tax Returns that it
was required to file, and has paid all Income Taxes shown thereon as owing, except where the failure to file Income Tax Returns or to pay Income Taxes would not have a Material Adverse Effect.

                          Section 4(i) of the Disclosure Schedule lists all
Income Tax Returns filed with respect to each Seller for taxable periods ended on or after March 31, 2000, indicates those Income Tax Returns that have been audited, and indicates those Income Tax Returns that currently are the subject of audit.

                          No Seller has waived any statute of limitations in
respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  Real Property.

                          None of Sellers owns any real property in respect of
the operation of the Acquired Stores.

                          Section 4(j) of the Disclosure Schedule sets forth the
address of each parcel of Leased Real Property, and a true and complete list of all Leases for each such parcel of Leased Real Property. Sellers have made available to Buyers a true and complete copy of each such Lease document, including all amendments, renewals and modifications thereof, and all correspondence material to the performance of the Lease.

                          Except as set forth in Section 4(j) of the Disclosure
Schedule, with respect to each of the Leases: (a) such Lease is a legal, valid, binding and enforceable obligation of the Seller that is a party thereto, and to Sellers' Knowledge, such Lease is a legal, valid, binding and enforceable obligation of the other parties thereto, and is in full force and effect, in each case, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditor's rights and except to the extent that the availability of specific performance, injunctive relief or other equitable remedies is subject to the discretion of the court before which any proceeding thereof may be brought; (b) each Seller's possession and quiet enjoyment of the Leased Real Property demised under such Seller's respective Lease has not been disturbed; (c) no Seller is, and to each Seller's Knowledge, no other party to the Lease, is in breach or default under such Lease, and, to each Seller's Knowledge, no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under such Lease; (d) Seller has not subleased, licensed or otherwise granted any Person the right to use or occupy such Leased Real Property or any portion thereof; and (e) Seller has not collaterally assigned or granted any other security interest in such Lease, the Leased Real Property or any interest therein.

                          To Sellers' Knowledge, Sellers' use of the Leased Real
Property does not materially violate any material zoning, building, health, fire, water use or similar statute or regulation and Seller has received no written notice regarding such violation.

                          Sellers have not received any notice that either the
whole or any portion of the Leased Real Property is to be condemned, requisitioned or otherwise taken by any public authority.

                          To Sellers' Knowledge, there is no current material
interruption in the delivery of adequate service of any utilities or other public authorities required in the operation of the Acquired Stores.

                          All title documents and any surveys, engineering and
technical reports, soils testing reports, property condition reports, reports of environmental or hazardous materials inspections and title opinions or other assurances with respect to the Leased Real Property in the possession of any Seller have been made available to Buyers.

                  Assumed Contracts. Except as set forth in Section 4(k) of the Disclosure Schedule, with respect to each of the Assumed Contracts, subject to the entry of the Sale Order: (a) such Assumed Contract is a legal, valid, binding, and enforceable obligation of the Seller that is a party thereto, and to Sellers' Knowledge, such Lease is a legal, valid, binding and enforceable obligation of the other parties thereto, in each case, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditor's rights and except to the extent that the availability of specific performance, injunctive relief or other equitable remedies is subject to the discretion of the court before which any proceeding thereof may be brought; and (b) no Seller is, and to each Seller's Knowledge, no other party to the Assumed Contract is, in breach or default under such Assumed Contract, and, to each Seller's Knowledge, no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of payment under such Assumed Contract.

                  Litigation. In respect of the Purchased Assets or the operation of the Acquired Stores, (i) none of Sellers is (A) subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (B) a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction, and (ii) to the Knowledge of each Seller, none of the foregoing has been threatened, except where the injunction, judgment, order, decree, ruling, action, suit, proceeding, hearing, or investigation would not have a Material Adverse Effect.

                  Environmental, Health, and Safety Matters. In each case, to the Knowledge of Sellers:

                          All Sellers are in material compliance with all
Environmental, Health, and Safety Requirements.

                          No Seller has received any written notice, report or
other information regarding any actual or alleged material violation of Environmental, Health, and Safety Requirements, or any material liabilities or potential material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any Seller or any Acquired Store arising under Environmental, Health, and Safety Requirements.

                          No underground tank or other underground storage
receptacle for Hazardous Substances is located on or under the Leased Real Property, and there have been no releases (i.e., any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of hazardous substances on, upon, into or from any of the Leased Real Property, except in material compliance with applicable Environmental, Health and Safety Requirements.

                          This Section 4(m) contains the sole and exclusive
representations and warranties of Sellers with respect to any environmental, health, or safety matters, including, without limitation, any arising under any Environmental, Health, and Safety Requirements.

                  Labor Matters. To the Knowledge of Sellers, there are no claims by any or on behalf of any of the employees at the Acquired Stores pending with respect to their employment or benefits incident thereto, including, but not limited to, sexual harassment or discrimination claims, claims for wages or claims arising under workers' compensation laws (collectively, "Employee Claims"), and to the Knowledge of Sellers, there is no state of facts or event which could reasonably be expected to form the basis for any Employee Claims. To the Knowledge of Sellers, there are no labor disputes, strikes or lockouts pending between any Seller and any of the employees engaged in the operation of any Acquired

Store, and to the Knowledge of Sellers, there have been no organizational efforts during the past five years involving any of such employees to organize into a collective bargaining unit. To Sellers' Knowledge, in connection with the operation of the Acquired Stores, each Seller has complied in all material respects with all material laws relating to employment and labor, including any provisions thereof relating to compensation, hours, collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of social security and other taxes.

                  Employee Benefit Plans; ERISA. Sellers have made available to Buyers a copy of any employee handbook that has been given to employees of the Acquired Stores and a copy of each group health plan that is subject to COBRA. Other than pursuant to COBRA, there are no facts or circumstances that could, directly or indirectly, subject Buyer or any of its Affiliates to any liability of any nature with respect to any Employee Benefit Plan.

                  Transferred Intellectual Property. Sellers or JEC are the sole owners of the Transferred Intellectual Property. Sellers have the right to use all Transferred Intellectual Property in the conduct of the business of the Acquired Stores as currently conducted. To Sellers' Knowledge, Sellers have taken all actions reasonably necessary to maintain the Transferred Intellectual Property (including, without limitation, all trade secrets and registrations comprising the Transferred Intellectual Property) and its rights to use the Transferred Intellectual Property. No claims have been asserted or threatened, nor has any Seller received notice of (and to each Seller's Knowledge there is no basis for) any such claim that (i) any Seller has infringed upon or misappropriated the rights of any other person in respect of any Transferred Intellectual Property or (ii) any Transferred Intellectual Property or the use by any Seller of such Transferred Intellectual Property is invalid or unenforceable. To the Knowledge of each Seller, none of the Transferred Intellectual Property (i) is being infringed upon by any other person or (ii) is subject to any judgment, order, or decree restricting the use thereof.

                  Disclaimer of Other Representations and Warranties. Except as expressly set forth in this Section 4, Sellers make no representation or warranty, express or implied, at law or in equity, in respect of Sellers or any of their respective assets, liabilities or operations, including with respect to merchantability or fitness for any particular purpose, and any such other representations or warranties are hereby expressly disclaimed. Buyers hereby acknowledge and agree that, except to the extent specifically set forth in this
Section 4, the Buyer Parties are purchasing the Purchased Assets on an "as-is, where-is" basis. Buyers hereby acknowledge and agree that any consequences arising solely from Sellers' filing of the Chapter 11 Case in accordance with this Agreement shall not be deemed a breach of any of the representations or warranties set forth in this Agreement.

         Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

                  General. Each of the Parties will use its commercially reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the Closing conditions set forth in Section 7 below).

                  Filings. Each Party shall cooperate with any other Party in obtaining all authorizations, consents, and approvals of governments and governmental agencies that may be or become necessary in connection with the consummation of the transactions contemplated by this Agreement, and to take all reasonable actions to avoid the entry of any order or decree by governments and governmental agencies prohibiting the consummation of the transactions contemplated hereby, and shall furnish to the other all such information in its possession as may be necessary for the completion of the notifications to be filed by the other; provided that, in complying with this Section 5(b) hereof and subject to Section 5(g) below

(which will require Buyers to expend out-of-pocket monies to obtain consents of alcoholic beverage control and similar governmental authorities), neither of the Buyers nor Sellers shall be required to expend any out-of-pocket monies to obtain any approval or consent required hereunder, except for customary professional (including attorneys) fees and filing fees incident to the transactions contemplated hereby, or to become subject to any condition or requirement which would be adverse to such Party.

                  Operation of Business. Subject to any restrictions and obligations imposed by the Bankruptcy Court, no Seller will engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business, including, without limitation, any amendment or change to its employee retention program. Without limiting the generality of the foregoing, each Seller will refrain from doing any of the following in respect of the Purchased Assets or the operation of the Acquired Stores: (i) disposing of, or transferring, any material Purchased Asset except for the sale of such assets in the Ordinary Course of Business, (ii) transferring any tangible Purchased Asset from any Acquired Store to any other location outside the Ordinary Course of Business, (iii) amending, terminating or modifying the material terms of any of the Assumed Contracts, or (iv) making any change in the compensation payable or to become payable to the employees of the Acquired Stores, other than increases or promotions in the Ordinary Course of Business; provided, however, notwithstanding anything to the contrary in the preceding sentence, Sellers may, upon prior written notice to Buyers in their reasonable discretion take such actions in connection with or as a result of the consequences (adverse or otherwise) of filing the Chapter 11 Case, if any, to cure defaults in respect of the Assumed Contracts.

                  Access.

                          Sellers will permit representatives of each Buyer
(including legal counsel and accountants) to have reasonable access at reasonable times, and in a manner so as not to interfere with the normal business operations of Sellers, to all premises, properties, personnel (including its IT support personnel), books, landlords, suppliers, vendors, records (including tax records), contracts, and any other documents or records of or pertaining to the Purchased Assets; provided, however, Buyers and their representatives shall coordinate all requests for access and information with the chief restructuring officer of Sellers. Such access shall include the provision of adequate workspace for at least one representative of each Buyer with telephone, computer, printer and internet access. Buyers will treat and hold as such any Confidential Information they receive from Sellers in the course of the reviews contemplated by this Section 5(d), including, without limitation, any Confidential Information they received prior to the date hereof, will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, will return to Sellers or destroy all tangible embodiments (and all copies) of the Confidential Information which are in their possession. Sellers shall promptly deliver to each Buyer copies of all pleadings, motions, notices, statements, schedules, applications, reports and other papers filed by Sellers in their Chapter 11 Case as Buyers shall reasonably request. Notwithstanding the preceding sentence, if either Buyer or any of its representatives becomes legally required to disclose any Confidential Information that it is otherwise obligated to hold in confidence pursuant to this Section 5(d)(i), such Buyer will promptly notify the Sellers and will use all commercially reasonable efforts to cooperate with the Sellers so that the Sellers may seek a protective order or other appropriate remedy and/or waive compliance with this Section 5(d)(i). If such protective order or other remedy is not obtained, or if the Sellers waive compliance with this Section 5(d)(i), such Buyer will (a) disclose only that portion of the Confidential Information which its legal counsel advises it is compelled to disclose or otherwise stand liable for contempt or suffer other similar significant corporate censure or penalty, (b) use all commercially reasonable efforts to obtain reliable assurance requested by the Sellers that confidential treatment will be accorded such Confidential Information, and (c) promptly provide the Sellers with a copy of the Confidential Information so disclosed, in the same form and format so disclosed, together with a list of all Persons to whom such Confidential Information was disclosed.

                          Sellers will provide to Buyers the information set
forth on Schedule 5(d) substantially in accordance with the time periods set forth on such Schedule. To the extent that such information relates to trade secrets or other proprietary information of third parties, the parties will reasonably cooperate with one another to ensure that the provision of such information does not violate any applicable terms of the licenses or other agreements relating to such information.

                          Sellers will provide the Buyers with reasonable access
to the Acquired Stores which they intend to purchase for the purpose of installing, at such Buyer's cost, wide area network lines, computer software and related assets necessary to effect the transition the Acquired Stores on the Closing Date to such Buyer's information technology systems; provided, however, that if this Agreement is terminated, such Buyer will bear the cost of removing any such assets; and provided further that such installation shall not occur in a manner that unreasonably interferes with Sellers' operation of the Acquired Stores; and provided further that in no event shall Buyers connect the installed equipment or otherwise have access to Sellers' computer network prior to Closing. Further, Sellers will permit the Buyers to have reasonable access (provided that such access shall be to the extent practicable during times other than normal business hours and Buyers shall bear any associated costs (including, without limitation, any associated payroll and related costs)) to its personnel prior to the Closing so that Buyers may train such personnel in the use of Buyers' installed equipment and systems.

                  Notice of Developments. Sellers shall notify Buyers of any development causing a breach of any of the representations and warranties in
Section 4 above. Unless Buyers have the right to terminate this Agreement pursuant to Section 9(a)(ii) below by reason of the development and exercise that right in accordance with Section 9(a)(ii) below, the written notice pursuant to this Section 5(e) will be deemed to have amended the Disclosure Schedule, to have qualified the representations and warranties contained in
Section 4 above, and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of the development.

                  Bankruptcy Court Approval and Related Matters.

                          Each Seller shall (in each case, in accordance with
all applicable requirements of, and procedures under, the Bankruptcy Code and subject in all cases to the approval of the Bankruptcy Court) use their commercially reasonable efforts to (a) assign to the Buyer purchasing the assets of such Seller hereunder at the Closing, each of the Assumed Contracts to which it is a party, in accordance with the provisions of Section 2(a) and (c) above,
(b) seek the approval of the Sale Order approving the sale of the Purchased Assets to such Buyer, and thereafter take all actions as may be reasonably necessary to cause Such Order to be issued, entered and become a Final Order, and (c) timely serve a copy of the Sale Order upon any and all parties in interest entitled or required to receive notice under all applicable laws, rules and regulations and orders of the Bankruptcy Court, including but not limited to, all governmental taxing authorities or agencies in the jurisdictions where the Seller conducts or previously conducted business prior to the hearing on such motion.

                          Sellers, on the one hand, and Buyers, on the other
hand, shall cooperate reasonably with the other and its representatives in connection with the Sale Order and the bankruptcy proceedings in connection therewith. Such cooperation shall include, but not be limited to, (A) consulting with Buyers at Buyers' reasonable request concerning the status of such proceedings, (B) providing Buyers with advance copies of pleadings, notices, proposed orders and other documents in connection with the Sale Order for Buyers' review and comment and copies of other pleadings, notices, proposed orders and other documents in connection the bankruptcy proceedings as soon as reasonably available prior to any submission thereof to the Bankruptcy Court, and (C) promptly providing Buyers with copies of all papers submitted to the Bankruptcy Court. Nothing contained herein shall require any Party to agree to any amendment of this Agreement, to expend any out-of-pocket funds (other than customary professional (including attorneys) fees and filing and service fees and costs incident to such proceedings) or to agree to any condition or requirement adverse to such Party.

                          If, following the Closing, the Sale Order or any other
order of the Bankruptcy Court relating to this Agreement shall be appealed by any Person (or a petition for certiorari or motion for rehearing or reargument shall be filed with respect thereto), Sellers shall take all steps as may be reasonable and appropriate to defend against such appeal, petition or motion, and Buyers agree to cooperate in such efforts, and each Party hereto shall endeavor to obtain an expedited resolution of such appeal. Nothing contained herein shall modify the termination rights set forth in Section 9 of this Agreement.

                          Buyers acknowledge and agree that the Lenders may
credit bid for all or a portion of the business and assets of Sellers.

                          Buyers agree to cooperate with Sellers in connection
with furnishing information pertaining to the satisfaction of the requirement of adequate assurances of future performance as required under Section 362(f)(2)(B) of the Bankruptcy Code.

                          Notwithstanding anything herein to the contrary,
Sellers shall have the right, in their sole discretion (without any obligation to notify or otherwise consult with Buyers) to reject any or all Excluded Assets, including any or all contracts other than the Assumed Contracts, and to take all actions necessary to effectuate any such rejection or rejections, including prosecuting a motion in the Bankruptcy Court seeking authorization, as necessary, to reject such Excluded Assets.

                  Liquor Licenses and Permits. Each Buyer shall be responsible for and use its commercially reasonable efforts to obtain all required liquor licenses and permits from alcoholic beverage control and similar governmental authorities in connection with the operation of the Acquired Stores. If any such required consents have not been obtained with respect to any of the Acquired Stores or any of the stores subject to the Denver Management Agreement, or the Gwinnett Management Agreement (if acquired by Tango or any Tango designee pursuant to Section 2(e)(v) hereof) such that such Buyer would not be able to operate such Acquired Store, Denver store, or Gwinnett store (herein a "Failed Site") as applicable on and after the Closing Date, then Sellers shall, to the extent reasonably practicable enter into such management, concession or similar arrangements reasonably requested by such Buyer (an "Alternative Arrangement") as may be permitted under alcoholic beverage control laws that would permit the operation of the Failed Site(s) by such Buyer after the Closing without any adverse economic effect on such Buyer or Sellers. If, as of the Closing Date, no Alternative Arrangement can be implemented without adverse impact on such Buyer or Sellers, then at the Closing, (i) the amount of the Purchase Price attributable to such Failed Site(s) (as set forth on Schedule 5(g)) will be set aside from the Purchase Price and paid by the applicable Buyer to the Escrow Agent; provided, however, there shall be no Purchase Price set aside in connection with the Denver store under any circumstances and the Escrow Agent shall not receive or hold any funds in connection with the Denver Store, (ii) the Closing as to such Failed Site(s) will be extended (although not beyond the Outside Closing Date) until the required consent(s) are obtained, (iii) if the Closing as to such Failed Site(s) occurs, the Escrow Agent shall pay all funds held by it in respect of the applicable Failed Site(s) to the Sellers, (iv) if the Closing as to such Failed Site(s) does not occur prior to the Outside Closing Date as a result of the failure to obtain any required consents of alcoholic beverage control and similar governmental authorities which is primarily attributable to Sellers operations of such Failed Site(s) or the physical characteristics of such Failed Site(s) (in each case, with the burden of proof on such Buyer), the Escrow Agent shall return all funds held by it in respect of the applicable Failed Site(s) to such Buyer, and (v) if the Closing as to such Failed Site(s) does not occur prior to the Outside Closing Date for any other reason, the Escrow Agent shall return all funds held by it in respect of the applicable Failed Site(s) to the Sellers.

                  Employees and Employee Benefits.

                          Sellers will terminate its employment relationships
with the Transferred Employees on the Closing Date.

                          Each Buyer and/or one or more of its designees shall
offer employment, to be effective as of the Closing Date, to substantially all of the employees previously employed by Sellers at the Acquired Stores the assets of which are being purchased by such Buyer hereunder. The employment of any employees of Sellers to whom a Buyer offers employment and who accept such employment with a Buyer after the Closing Date (the "Transferred Employees") shall be at-will.

                          Sellers shall retain the following liabilities or
obligations to employees of the Acquired Stores: (i) all claims for compensation, including but not limited to, any severance obligations or accrued but unused vacation where relevant, for periods prior to the Closing Date, (ii) except with respect to COBRA as specified in paragraph (iv) below, all liabilities under the Employee Benefit Plans, and (iii) all liabilities incurred as a result of the failure to provide notice or severance pay, if any, that may be due to any employee of Sellers as a result of such Seller's termination of employee's employment in connection with the consummation of the transactions contemplated hereby. Each Buyer shall be responsible for any obligations arising under COBRA with respect to all "M&A qualified beneficiaries" in respect of the Acquired Stores, the assets of which are being purchased by such Buyer, as defined in Treasury Regulation Section 54.4980B-9.

                          Sellers shall provide Buyers with a list of every
person who is or may be a qualified beneficiary eligible to elect or actually covered by COBRA under Seller's group health plans, a description of the qualifying event (which may include the sale contemplated by this Agreement and the failure to become a Transferred Employee), the date as of which the COBRA coverage period began or will begin for each such person, and such other data as Buyers shall request in order to provide continuation coverage under Buyers' group health plans. In addition, Sellers shall provide all information to Buyers as may be necessary or appropriate to determine whether there have been any failures to comply with the requirements of COBRA for any current or former employee of Seller, or any spouse, former spouse, dependent child or former dependent child of any such employee on or prior to the Closing Date so that such failures may be corrected. Subject to Sellers' provision of the foregoing data requirements in this Section 5(h)(iv), Buyers shall be responsible for any obligations arising under COBRA as a successor employer with respect to all "M&A qualified beneficiaries" in respect of the Acquired Stores as defined in Treasury Regulation Section 54.4980B-9.

                          Effective as of the Closing Date, each Buyer shall
make available to its Transferred Employees the employee benefit plan(s) maintained by such Buyer (or one of its Affiliates) generally for its employees (the "Buyer Plans") in accordance with their terms. To the extent permitted by the terms of the Buyer Plans, each Buyer will (i) waive all deductibles, waiting periods and limitations with respect to pre-existing conditions covered under any group health Buyer Plans that would otherwise be applicable to employees of Sellers under such Buyer Plans as of the date hereof, and (ii) grant full past service credit with the Sellers for eligibility, benefit accrual and for vesting to the Transferred Employees for service with Sellers under any of the Buyer Plans.

                          Neither this Agreement nor the consummation of the
transactions contemplated by this Agreement will entitle any employee, including but not limited to, Transferred Employees, to any other severance or seniority benefits from Buyers nor will it accelerate compensation due any such Transferred Employee as of the Closing Date from Buyers.

                  Gift Certificates. As of the date hereof, Seller and its Affiliates will not issue any Gift Certificates which may be redeemed by consumers at the Acquired Stores unless the consideration received by the Seller and its Affiliates from such issuance is set aside and made a part of the Purchased Assets. Neither Buyers nor their Affiliates will issue any gift cards or gift certificates which may be redeemed by consumers at stores of the Sellers which are not Acquired Stores.

                  HSR Act Filing. Tango and D&B shall use their commercially reasonable efforts to make the appropriate HSR Act filing within seven (7) days of the date hereof and such filing shall be based upon the aggregate Purchase Price as if the Tango Buyer Group were purchasing all the Purchased Assets relating to all the Acquired Stores. Sellers shall use their commercially reasonable efforts to make the appropriate HSR Act filing within seven (7) days of the date hereof.

                  JBC Brand License Agreement. JBC and Tango shall enter into a brand license agreement in the form attached hereto as Exhibit F on or prior to the Closing, but in no event shall such agreement become effective unless both Buyers consummate the transactions contemplated herein. In no event shall such preceding agreement between Buyers be a closing condition for purposes of each Buyer's agreement hereunder with the Sellers.

         Post-Closing Covenants.

                  General. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request, all at the sole cost and expense of the requesting Party.

                  Transition Services.

                          Buyers Services.

                                 For a period of one year after the Closing Date
(the "Transition Period"), Sellers and their representatives shall have reasonable access to, and shall have the right to photocopy at their own expense, all of the Books and Records, including any computerized databases and files and programs and associated software relating to the pre-Closing operations of Sellers and/or the Purchased Assets and Assumed Liabilities as they existed as of the Closing Date, including but not limited to (i) the investigation, evaluation and prosecution of any and all claims retained by Sellers, (ii) the evaluation, allowance, distribution and defense of any and all claims brought against Sellers or their estates, and (iii) subject to any restrictions to such disclosure under applicable law, employees' records or other personnel and medical records, as of the Closing Date, required by law, legal process or subpoena. During the Transition Period, Buyers agree to provide Sellers and any of their representatives, upon reasonable request and prior notice, with reasonable access to employees of Buyers (who may be former employees of Sellers) during normal business hours for purposes of winding down the estates of Sellers. Sellers agree to, and Sellers agree to cause their representatives to, treat confidentially any information obtained pursuant to this Section 6, including the information in the Books and Records. If Buyers shall desire to dispose of any such Books and Records upon or prior to one year after the Closing Date, Buyers shall, prior to such disposition, give Sellers a reasonable opportunity, at Sellers' expense, to segregate and remove such Books and Records as Sellers may select.

                                 Transition services shall be provided to
Sellers by JBC Buyer Group for 90 days following the Closing Date after which time JBC may terminate such service at any time, provided that it has given Sellers at least twenty-one days notice of such termination; provided, however, such services shall be those services detailed on and provided in accordance with Exhibit D.

                                 Seller Services. Sellers will permit employees
and representatives of JBC (including legal counsel and accountants) to utilize Sellers' corporate headquarters in Louisville, Kentucky until such date the lease in respect of such headquarters is rejected by Sellers in accordance with their liquidating plan. JBC agrees to pay Sellers an amount of cash each month equal to the monthly rental payment required pursuant to the lease with respect to such premises; provided, however, that, upon 30 days' notice, JBC can terminate its use of such premises, and in such event, JBC will not be responsible to make any additional payments to Sellers upon expiration of such 30-day period.

                  WARN Act. With respect to the Acquired Stores, each Buyer covenants that it will provide a sufficient number of job offers at sufficient terms and conditions of employment so as to not give rise to any WARN Act liabilities or obligations to the Sellers.

                  Individual Brand License Agreements. Tango shall, as of the Closing, enter into license agreements substantially similar to the form of brand license agreement attached hereto as Exhibit E for the continuing operation of stores other than the Acquired Stores under the "Jillian's" brand.

         Conditions to Obligation to Close.

                  Conditions to Buyers' Obligation. Each Buyer's obligation to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                          the representations and warranties set forth in
Section 4 above shall be true and correct in all material respects at and as of the Closing Date (in each case as such statements relate to the Acquired Stores that the applicable Buyer is purchasing hereunder), except to the extent that such representations and warranties are qualified by terms such as "material" and "Material Adverse Effect," in which case such representations and warranties shall be true and correct in all respects at and as of the Closing Date;

                          Sellers shall have performed and complied with all of
their covenants hereunder in all material respects through the Closing, except to the extent that such covenants are qualified by terms such as "material" and "Material Adverse Effect," in which case Sellers shall have performed and complied with all of such covenants in all respects through the Closing;

                          there shall not be any injunction, judgment, order,
decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement, and no suit, action, claim, proceeding or investigation shall be pending before any court or quasi-judicial or administrative agency of any governmental entity in which it is sought to restrain or prohibit consummation of any of the transactions contemplated by this Agreement;

                          Sellers shall have delivered to Buyer a certificate to
the effect that each of the conditions specified above in Section 7(a)(i)-(iii) is satisfied in all respects;

                          the Parties shall have received all authorizations,
consents, and approvals of governments and governmental agencies required in connection with the consummation of the transactions contemplated by this Agreement (other than any that may be required in respect of liquor licenses and permits), including, if applicable, pursuant to the HSR Act (including the expiration or termination of the applicable waiting periods (and any extensions thereof) under the HSR Act);

                          the Bankruptcy Court shall have entered the Sale
Order, which shall be a Final Order. Notwithstanding the foregoing, nothing in this Agreement shall preclude Buyer from consummating the transactions contemplated herein if Buyer waives the requirement that the Sale Order shall have become a Final Order. No notice of such waiver of this condition or any other condition to the Closing need be given except to Sellers, it being the intention of the Parties that Buyer shall be entitled to, and is not waiving, the protection of Section 363(m) of the Bankruptcy Code, the mootness doctrine and any similar statute or body of law if the Closing occurs in the absence of the Sale Order becoming a Final Order;

                          the relevant Sellers shall have entered into each of
the Ancillary Agreements; and

                          all actions to be taken by Sellers in connection with
consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Buyer.

         Buyer may waive any condition specified in this Section 7(a) if it executes a writing so stating at or prior to the Closing; provided, however, the satisfaction of the closing conditions for one Buyer Group shall not be a closing condition for the other Buyer Group.

                  Conditions to Sellers' Obligation. Sellers' obligation to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

                          the representations and warranties set forth in
Section 3 above shall be true and correct in all material respects at and as of the Closing Date, except to the extent that such representations and warranties are qualified by terms such as "material" and "Material Adverse Effect," in which case such representations and warranties shall be true and correct in all respects at and as of the Closing Date;

                          Both Buyers shall have performed and complied with all
of their covenants hereunder in all material respects through the Closing, except to the extent that such covenants are qualified by terms such as "material" and "Material Adverse Effect," in which case both Buyers shall have performed and complied with all of such covenants in all respects through the Closing;

                          there shall not be any injunction, judgment, order,
decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement, and no suit, action, claim, proceeding or investigation shall be pending before any court or quasi-judicial or administrative agency of any governmental entity in which it is sought to restrain or prohibit consummation of any of the transactions contemplated by this Agreement;

                          the Parties shall have received all authorizations,
consents, and approvals of governments and governmental agencies required in connection with the consummation of the transactions contemplated by this Agreement (other than any that may be required in respect of liquor licenses and permits), including, if applicable, pursuant to the HSR Act (including the expiration or termination of the applicable waiting periods (and any extensions thereof) under the HSR Act);

                          the Bankruptcy Court shall have entered the Sale
Order, which shall be a Final Order. Notwithstanding the foregoing, nothing in this Agreement shall preclude Sellers from consummating the transactions contemplated herein if Sellers, in their sole discretion, waives the requirement that the Sale Order shall have become a Final Order. No notice of such waiver of this condition or any other condition to the Closing need be given except to Buyers, it being the intention of the Parties that Sellers shall be entitled to, and are not waiving, the protection of Section 363(m) of the Bankruptcy Code, the mootness doctrine and any similar statute or body of law if the Closing occurs in the absence of the Sale Order becoming a Final Order;

                          the relevant Buyer Parties shall have entered into
each of the Ancillary Agreements;

                          all actions to be taken by Buyers in connection with
consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Sellers; and

                          Subject to Section 5(g), the Closing in respect of the
Tango Acquired Stores and the JBC Acquired Stores shall occur concurrently and, to the extent that Sellers waive such condition and agree to close the transactions contemplated herein with the JBC Buyer Group, Sellers shall enter into a brand license agreement substantially in the form of Exhibit F attached hereto).

         Sellers may waive any condition specified in this Section 7(b) if they execute a writing so stating at or prior to the Closing.

                  Deliveries at Closing. At the Closing:

                          Each Buyer shall deliver to Sellers the following
items:

                                 the Purchase Price (less the Deposit deposited
by such Buyer, which shall be released by the Escrow Agent and applied to the respective Purchase Price as provided in Section 2(e)(iii) hereof) into the trust account of the debtors-in-possession to be allocated in accordance with the orders of the Bankruptcy Court;

                                 a certificate to the effect that each of the
conditions specified above in Section 7(b)(i)-(iii) is satisfied in all respects; and

                                 each of the Ancillary Agreements to which
either of the Buyers is a party.

                          Sellers shall deliver to each Buyer the following
items:

                                 a certificate to the effect that each of the
conditions specified above in Section 7(a)(i)-(iii) is satisfied in all respects; and

                                 each of the Ancillary Agreements to which any
Seller is a party.

         No Survival of Representations and Warranties. None of the representations and warranties of Sellers or Buyers contained in this Agreement or made in any other documents or instruments delivered pursuant to this Agreement shall survive the Closing hereunder.

         Termination.

                  Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

                          Buyers and Sellers may terminate this Agreement by
written consent of the Parties at any time prior to the Closing;

                          Either Buyer, as to it, may terminate this Agreement
by giving written notice to Sellers at any time prior to the Closing in the event (A) Sellers have within the then previous five (5) business days given Buyers any notice pursuant to Section 5(e) above and (B) the development that is the subject of the notice has caused the representations and warranties in Section 4 above as such statements relate to the Acquired Stores that the applicable Buyer is purchasing hereunder to not be true and correct in all material respects, except to the extent that any such representation or warranty is qualified by terms such as "material" and "Material Adverse Effect," in which case if such development that is the subject of the notice has caused the representation or warranty in Section 4 above as such statements relate to the Acquired Stores that the applicable Buyer is purchasing hereunder to not be true and correct in all respects;

                          Either Buyer, as to it, may terminate this Agreement
by giving written notice to Sellers at any time prior to the Closing (A) in the event Sellers have breached any material representation, warranty, or covenant contained in this Agreement (in the case of any representation or warranty as such statement relates to the Acquired Stores that the applicable Buyer is purchasing hereunder) in any material respect, a Buyer has notified Sellers of the breach, and the breach has continued without cure for a period of ten (10) days after the notice of breach, (B) upon the occurrence of a Material Adverse Effect or Material Adverse Change applicable to the Acquired Stores that the applicable Buyer is purchasing hereunder, or (C) if the Closing shall not have occurred on or before November 20, 2004, by reason of the failure of any condition precedent under Section 7(a) hereof (unless the failure results primarily from a Buyer's breaching any representation, warranty, or covenant contained in this Agreement);

                          Either Buyer, as to it, may terminate this Agreement
by giving written notice to Sellers at any time prior to Closing (A) in the event Sellers have accepted or selected, and the Bankruptcy Court shall have approved, the bid or bids (including a credit bid) of any Person or Persons other than Buyers or any of their Affiliates to purchase all or a significant portion of the businesses and assets of Sellers (whether or not any transaction contemplated by any such bid or bids shall be consummated), or (B) if the Sale Order shall not have been entered by the Bankruptcy Court on or before October 25, 2004; provided, however, that the right to terminate this Agreement pursuant to this clause (B) shall not be available to such Buyer if such Buyer has failed to perform its material obligations under Section 5(f) of this Agreement in all material respects and such failure is then continuing;

                          Sellers may terminate this Agreement by giving written
notice to Buyers at any time prior to the Closing (A) in the event either Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Sellers have notified the applicable Buyer of the breach, and the breach has continued without cure for a period of ten (10) days after the notice of breach or (B) if the Closing shall not have occurred on or before November 20, 2004, by reason of the failure of any condition precedent under Section 7(b) hereof (unless the failure results primarily from Sellers breaching any representation, warranty, or covenant contained in this Agreement);

                          Sellers may terminate this Agreement by giving written
notice to Buyers at any time prior to Closing if the Sale Order shall not have been entered by the Bankruptcy Court on or before October 25, 2004; provided, however, that the right to terminate this Agreement pursuant to this clause (vi) shall not be available to Sellers if Sellers shall have failed to perform their material obligations under Section 5(f) of this Agreement in all material respects and such failure is then continuing; and

                          If Sellers receive a termination notice pursuant to
this Section 9(a) by either Buyer Group, Sellers may terminate this Agreement by giving prior written notice to the other Buyer Group (in which case such termination by Sellers shall be in respect of the entire agreement) five (5) days in advance of the termination; provided, however, such termination shall not be effective if, in the event such other Buyer Group is Tango, Tango, within such five (5) day period, in writing explicitly expresses its intention to purchase all the Purchased Assets, including the Purchased Assets relating to the JBC Acquired Stores; provided, further, the preceding proviso, does not in any way limit Tango's obligation to assume the obligations of the JBC Buyer Group in accordance with Section 11.

                  Effect of Termination. If any Party terminates this Agreement pursuant to Section 9(a) above, the Deposit shall be applied in accordance with
Section 2(e)(iii), and all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party, except for any liability of any Party then in breach; provided, however, notwithstanding anything herein to the contrary, any such liability shall not exceed a dollar amount equal to the amount of the Forfeiture Deposit; provided, further, that the confidentiality provisions contained in Section 5(d) above shall survive termination.

         Miscellaneous.

                  Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of Buyers and Sellers; provided, however, that any Party may make any public disclosure that they believe in good faith is required by applicable law (in which case they shall use best efforts to advise Buyers prior to making such disclosure.

                  No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

                  Entire Agreement. This Agreement (including the Ancillary Agreements and other documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

                  Succession and Assignment. This Agreement and the Ancillary Agreements shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party shall assign either this Agreement or any of the Ancillary Agreements or any of its rights, interests, or obligations hereunder or thereunder without the prior written approval of Buyer and Sellers.

                  Counterparts. This Agreement may be executed in one or more counterparts (including by means of facsimile), each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                  Headings. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                  Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given and received (i) when delivered personally to the recipient, (ii) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid),
(iii) one business day after being sent to the recipient by facsimile transmission, or (iv) four business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

                  If to Sellers:

                  4500 Bowling Boulevard, Suite 200
                  Louisville, KY 40207
                  Attention: Richard Walker
                  Facsimile: (502) 638-0635

                  With a copy to:

                  Kirkland & Ellis LLP
                  777 South Figueroa Street
                  Los Angeles, CA 90017
                  Attention: Eva H. Davis
                             James Kapp
                             Charles C. Pak
                  Facsimile: (213) 680-8500

                  If to Buyers or Buyer Parties:

                  Dave & Buster's, Inc.
                  2481 Manana Drive
                  Dallas, Texas 75220
                  Attention: Chief Executive Officer
                  Facsimile: 214-357-1536

                  With a copy to:

                  Hallett & Perrin, P.C.
                  2001 Bryan Street, Suite 3900
                  Dallas, Texas 75201
                  Attention: Lance M. Hardenburg
                             Bruce H. Hallett
                  Facsimile: 214-922-4170

                  and

                  JBC Acquisition Corporation
                  c/o Gemini Investors III, L.P.
                  20 William Street, Suite 250
                  Wellesley, MA 02481
                  Attention: James Goodman
                             Matt Keis
                  Facsimile: 781-237-7233

                  With a copy to:

                  McDermott Will & Emery LLP
                  28 State Street
                  Boston, MA 02109
                  Attention: Mark Stein
                             David Powers
                  Facsimile: 617-535-3800

         Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

                  Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

                  Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each Buyer and Sellers' Representative. No waiver by any Party of any provision of this Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver, nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                  Appointment of Sellers' Representative as Attorney-in-Fact. Each Seller hereby irrevocably constitutes and appoints Sellers' Representative and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Seller and in the name of such Seller or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, including, without limitation, the Ancillary Agreements.

                  Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

                  Expenses. Except as set forth in this Section 10(l), each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. For purposes of clarification, Buyer Parties, on the one hand, and the Sellers, on the other hand, shall each be responsible for one half of any filing fees required pursuant to the HSR Act. Without limiting the generality of the foregoing, all transfer, documentary, sales, use, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with the consummation of the transactions contemplated by this Agreement shall be paid by Buyers when due, and Buyers shall, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes, fees and charges, and, if required by applicable law, the Parties will, and will cause their Affiliates to, join in the execution of any such Tax Returns and other documentation.

                  Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word " including" shall mean including without limitation.

                  Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                  Cooperation on Tax Matters. Sellers shall (and shall cause their respective Affiliates to) cooperate fully with Buyers and make available or cause to be made available to Buyers for consultation, inspection and copying (at Buyers' expense) in a timely fashion such personnel, Tax data, relevant Tax Returns or portions thereof and filings, files, books, records, documents, financial, technical and operating data, computer records and other information as may be reasonably required (i) for the preparation by Buyers of any Tax Returns or (ii) in connection with any Tax audit or proceeding to the extent such Tax audit or proceeding relates to or arises from the transactions contemplated by this Agreement.

                  Taxes Relating To Purchased Assets and Assumed Liabilities.

                          Sellers shall use their commercially reasonable
efforts to obtain an order which provides, in accordance with Section 1146(c) of the Bankruptcy Code, for an exemption under any law imposing a use, transfer, stamp or similar Tax on the transactions contemplated by this Agreement.

                          Each Buyer shall be liable for and pay all Taxes
applicable to the Purchased Assets and Assumed Liabilities being acquired or assumed by it that are attributable to taxable years or periods beginning on the Closing Date and with respect to any Straddle Period, the portion of such Straddle Period beginning on the Closing Date. For purposes of this Agreement, "Straddle Period" shall mean any taxable period beginning on, or before and ending after the Closing Date.

                  Performance. Subject to a maximum aggregate liability equal to the Forfeiture Deposit, each of D&B and Gemini will cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Agreement or in any Ancillary Agreement to be performed by any member of its respective Buyer Party. Sellers' Representative will cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Agreement or in any Ancillary Agreement to be performed by any Seller.

         Purchase of all Acquired Stores by D&B. Notwithstanding anything in this Agreement to the contrary, the Parties acknowledge and agree that to the extent that JBC is unable or unwilling to close or does not close on the Purchased Assets and Assumed Liabilities relating to the JBC Acquired Stores, Tango shall assume all obligations of the JBC Buyer Group under this Agreement (and to the extent the Closing does not occur with respect to all the Purchased Assets and Assumed Liabilities, then, in accordance with this Agreement, Sellers shall be entitled to the Forfeiture Deposit).

                                      ****

         IN WITNESS WHEREOF, the Parties hereto have executed this Asset Purchase Agreement as of the date first above written.

                                   TANGO ACQUISITION, INC.


                                   By: /s/ W.C. Hammett, Jr.
                                       ----------------------------------
                                       Name:  William C. Hammett, Jr.
                                       Title: Vice President


                                   DAVE & BUSTER'S, INC.


                                   By: /s/ W.C. Hammett, Jr.
                                       ----------------------------------
                                       Name:  William C. Hammett, Jr.
                                       Title: Senior Vice President
                                              & Chief Financial Officer


                                   JBC ACQUISITION CORPORATION


                                   By: /s/ Matthew Keis
                                       ----------------------------------
                                       Name:  Matthew Keis
                                       Title: Secretary


                                   GEMINI INVESTORS III, L.P.
                                       By:   Gemini GP LLC
                                       Its:  General Partner


                                   By: /s/ Matthew Keis
                                       ----------------------------------
                                       Name:  Matthew Keis
                                       Title: Vice President


                                   JILLIAN'S ENTERTAINMENT HOLDINGS, INC.


                                   By: /s/ Gregory S. Stevens
                                       ----------------------------------
                                       Name:  Gregory S. Stevens
                                       Title: Chief Financial Officer

                                  JILLIAN'S ENTERTAINMENT CORPORATION


                                  By: /s/ Gregory S. Stevens
                                      ----------------------------------
                                      Name:  Gregory S. Stevens
                                      Title: Chief Financial Officer



                                  JILLIAN'S BILLIARD CAFE OF AKRON, INC.


                                  By: /s/ Gregory S. Stevens
                                      ----------------------------------
                                      Name:  Gregory S. Stevens
                                      Title: Chief Financial Officer



                                  JILLIAN'S BILLIARD CAFE OF COLUMBIA,
                                  SOUTH CAROLINA, INC.


                                  By: /s/ Gregory S. Stevens
                                      ----------------------------------
                                      Name:  Gregory S. Stevens
                                      Title: Chief Financial Officer



                                  JILLIAN'S BILLIARD CAFE OF RALEIGH,
                                  NORTH CAROLINA, INC.


                                  By: /s/ Gregory S. Stevens
                                      ----------------------------------
                                      Name:  Gregory S. Stevens
                                      Title: Chief Financial Officer



                                  JILLIAN'S BILLIARD CLUB OF CHARLOTTE, NC, INC.


                                  By: /s/ Gregory S. Stevens
                                      ----------------------------------
                                      Name:  Gregory S. Stevens
                                      Title: Chief Financial Officer

                                   JILLIAN'S BILLIARD CLUB OF LOUISVILLE,
                                   KENTUCKY, INC.


                                   By: /s/ Gregory S. Stevens
                                       ----------------------------------
                                       Name:  Gregory S. Stevens
                                       Title: Chief Financial Officer



                                   JILLIAN'S BILLIARD CLUB OF MANCHESTER,
                                   NH, INC.


                                   By: /s/ Gregory S. Stevens
                                       ----------------------------------
                                       Name:  Gregory S. Stevens
                                       Title: Chief Financial Officer



                                   JILLIAN'S BILLIARD CLUB OF PASADENA, INC.


                                   By: /s/ Gregory S. Stevens
                                       ----------------------------------
                                       Name:  Gregory S. Stevens
                                       Title: Chief Financial Officer



                                   JILLIAN'S BILLIARD CLUB OF SEATTLE, INC.


                                   By: /s/ Gregory S. Stevens
                                       ----------------------------------
                                       Name:  Gregory S. Stevens
                                       Title: Chief Financial Officer



                                   JILLIAN'S MANAGEMENT COMPANY, INC.


                                   By: /s/ Gregory S. Stevens
                                       ----------------------------------
                                       Name:  Gregory S. Stevens
                                       Title: Chief Financial Officer

                                   JILLIAN'S OF ALBANY, NY, INC.


                                   By: /s/ Gregory S. Stevens
                                       ----------------------------------
                                       Name:  Gregory S. Stevens
                                       Title: Chief Financial Officer



                                   JILLIAN'S OF ARUNDEL, MD, INC.


                                   By: /s/ Gregory S. Stevens
                                       ----------------------------------
                                       Name:  Gregory S. Stevens
                                       Title: Chief Financial Officer



                                   JILLIAN'S OF CHAMPAIGN-URBANA, IL, L.P.


                                   By: /s/ Gregory S. Stevens
                                       ----------------------------------
                                       Name:  Gregory S. Stevens
                                       Title: Chief Financial Officer



                                   JILLIAN'S BILLIARD CLUB OF CLEVELAND, INC.


                                   By: /s/ Gregory S. Stevens
                                       ----------------------------------
                                       Name:  Gregory S. Stevens
                                       Title: Chief Financial Officer



                                   JILLIAN'S BILLIARD CLUB OF CLEVELAND HEIGHTS
                                   LIMITED PARTNERSHIP


                                   By: /s/ Gregory S. Stevens
                                       ----------------------------------
                                       Name:  Gregory S. Stevens
                                       Title: Chief Financial Officer

                                   JILLIAN'S OF CONCORD, NC, INC.


                                   By: /s/ Gregory S. Stevens
                                       ----------------------------------
                                       Name:  Gregory S. Stevens
                                       Title: Chief Financial Officer



                                   JILLIAN'S OF COVINGTON, KENTUCKY, INC.


                                   By: /s/ Gregory S. Stevens
                                       ----------------------------------
                                       Name:  Gregory S. Stevens
                                       Title: Chief Financial Officer



                                   JILLIAN'S OF FARMINGDALE, NY, INC.


                                   By: /s/ Gregory S. Stevens
                                       ----------------------------------
                                       Name:  Gregory S. Stevens
                                       Title: Chief Financial Officer



                                   JILLIAN'S OF FRANKLIN, PA, INC.


                                   By: /s/ Gregory S. Stevens
                                       ----------------------------------
                                       Name:  Gregory S. Stevens
                                       Title: Chief Financial Officer



                                   JILLIAN'S OF GWINNETT, GA, INC.


                                   By: /s/ Gregory S. Stevens
                                       ----------------------------------
                                       Name:  Gregory S. Stevens
                                       Title: Chief Financial Officer



                                   JILLIAN'S OF HOLLYWOOD, CA, INC.


                                   By: /s/ Gregory S. Stevens
                                       ----------------------------------
                                       Name:  Gregory S. Stevens
                                       Title: Chief Financial Officer

                                   JILLIAN'S OF HOUSTON, TX, INC.


                                   By: /s/ Gregory S. Stevens
                                       ----------------------------------
                                       Title: Chief Financial Officer



                                   JILLIAN'S OF INDIANAPOLIS, IN, INC.


                                   By: /s/ Gregory S. Stevens
                                       ----------------------------------
                                       Name:  Gregory S. Stevens
                                       Title: Chief Financial Officer



                                   JILLIAN'S OF KATY, TX, INC.


                                   By: /s/ Gregory S. Stevens
                                       ----------------------------------
                                       Name:  Gregory S. Stevens
                                       Title: Chief Financial Officer



                                   JILLIAN'S OF MEMPHIS, TN, INC.


                                   By: /s/ Gregory S. Stevens
                                       ----------------------------------
                                       Name:  Gregory S. Stevens
                                       Title: Chief Financial Officer



                                   JILLIAN'S OF MINNEAPOLIS, MN, INC.


                                   By: /s/ Gregory S. Stevens
                                       ----------------------------------
                                       Name:  Gregory S. Stevens
                                       Title: Chief Financial Officer



                                   JILLIAN'S OF NASHVILLE, TN, INC.


                                   By: /s/ Gregory S. Stevens
                                       ----------------------------------
                                       Name:  Gregory S. Stevens
                                       Title: Chief Financial Officer

                                   JLLIAN'S OF NORFOLK VA, INC.


                                   By: /s/ Gregory S. Stevens
                                       ----------------------------------
                                       Name:  Gregory S. Stevens
                                       Title: Chief Financial Officer



                                   JILLIAN'S OF SAN FRANCISCO, CA, INC.


                                   By: /s/ Gregory S. Stevens
                                       ----------------------------------
                                       Name:  Gregory S. Stevens
                                       Title: Chief Financial Officer



                                   JILLIAN'S OF SCOTTSDALE, AZ, INC.


                                   By: /s/ Gregory S. Stevens
                                       ----------------------------------
                                       Name:  Gregory S. Stevens
                                       Title: Chief Financial Officer



                                   JILLIAN'S OF WESTBURY, NY, INC.


                                   By: /s/ Gregory S. Stevens
                                       ----------------------------------
                                       Name:  Gregory S. Stevens
                                       Title: Chief Financial Officer



                                   JILLIAN'S BILLIARD CLUB OF WORCESTER
                                   LIMITED PARTNERSHIP


                                   By: /s/ Gregory S. Stevens
                                       ----------------------------------
                                       Name:  Gregory S. Stevens
                                       Title: Chief Financial Officer


                                   JILLIAN'S OF YOUNGSTOWN, OH, INC.

                                   By: /s/ Gregory S. Stevens
                                       ----------------------------------
                                       Name:  Gregory S. Stevens
                                       Title: Chief Financial Officer

                                   JILLIAN'S VENDING LIMITED PARTNERSHIP


                                   By: /s/ Gregory S. Stevens
                                       ----------------------------------
                                       Name:  Gregory S. Stevens
                                       Title: Chief Financial Officer



                                   RIVER VENDING, INC.


                                   By: /s/ Gregory S. Stevens
                                       ----------------------------------
                                       Name:  Gregory S. Stevens
                                       Title: Chief Financial Officer



                                   JILLIAN'S AMERICA LIVE OF MINNEAPOLIS, INC.


                                   By: /s/ Gregory S. Stevens
                                       ----------------------------------
                                       Name:  Gregory S. Stevens
                                       Title: Chief Financial Officer